As filed with the Securities and Exchange Commission on May 14, 2025

Registration Statement No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________

FORM F-10

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

__________________________

Avino Silver & Gold Mines Ltd.
(Exact name of Registrant as specified in its charter)

British Columbia, Canada

(Province or other jurisdiction of incorporation or organization)

1041

(Primary Standard Industrial Classification Code Number (if applicable))

N/A

(I.R.S. Employer Identification Number (if applicable))

Suite 900, 570 Granville Street, Vancouver

British Columbia, V6C 3P1, Canada

(604) 682-3701

(Address and telephone number of Registrant’s principal executive offices)

COGENCY GLOBAL INC.

122 East 42nd Street, 18th Floor

New York, NY 10168

Tel: (212) 947-7200

(Name, address (including zip code) and telephone number (including area code)

of agent for service in the United States)

__________________________

Daniel B. Eng Lewis Brisbois Bisgaard & Smith LLP 45 Fremont Street Suite 3000 San Francisco, CA 94105 Telephone: (415) 262-8508	Nathan Harte Chief Financial Officer Suite 900, 570 Granville Street, Vancouver, British Columbia, V6C 3P1, Canada Telephone: (604) 682-3701	Brian Fast Cozen O'Connor LLP Bentall 5, 550 Burrard St Suite 2501 Vancouver, British Columbia V6C 2B5, Canada Telephone: (604) 603-6600

__________________________

Approximate date of commencement of proposed sale of the securities to the public:

As soon as practicable after the Registration Statement becomes effective.

Province of British Columbia, Canada

(Principal jurisdiction regulating this offering (if applicable))

__________________________

It is proposed that this filing shall become effective (check appropriate box)

A.	☐ upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☒ at some future date (check the appropriate box below)

1.	☐ pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).

2.

☐ pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

3.

☒  pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	☐ after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the U.S. Securities Act of 1933 (the “Securities Act”) or on such date as the Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

PART I — INFORMATION REQUIRED TO BE DELIVERED TO

OFFEREES OR PURCHASERS

A copy of this preliminary short form prospectus has been filed with the securities regulatory authorities in each of the provinces and territories of Canada, except Quebec, but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary short form prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the short form prospectus is obtained from the securities regulatory authorities.

This preliminary short form prospectus is a base shelf prospectus. This preliminary short form base shelf prospectus has been filed under legislation in each of the provinces of Canada and territories of Canada, except for Quebec, that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. Unless an exemption is available, the legislation requires the physical delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. These securities may not be offered or sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This preliminary short form base shelf prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This preliminary short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell these securities.

Information has been incorporated by reference in this preliminary short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Avino Silver & Gold Mines Ltd. at Suite 900, 570 Granville Street, Vancouver, British Columbia, V6C 3P1 (phone: (604) 682-3701), and are also available electronically at www.sedarplus.ca.

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

New Issue and Secondary Offering	May 13, 2025

AVINO SILVER & GOLD MINES LTD.

US$100,000,000

Common Shares

Warrants

Subscription Receipts

Debt Securities

Units

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Avino Silver & Gold Mines Ltd. (the “Corporation” or “Avino”) or its securityholders may offer and issue from time to time common shares without par value of the Corporation (the “Common Shares”), warrants (the “Warrants”) to purchase Common Shares or other Securities (as defined below), subscription receipts (“Subscription Receipts”) which entitle the holder to receive upon satisfaction of release conditions and for no additional consideration, Common Shares or Warrants of the Corporation or any combination thereof, debt securities (“Debt Securities”), or units (“Units”) consisting of two or more of the foregoing (all of the foregoing being collectively, the “Securities”), or any combination thereof up to an aggregate initial offering price of US$100,000,000 (or its equivalent in any other currency used to denominate the Securities at the time of the offering) during the 25 month period that this short form base shelf prospectus (the “Prospectus”), including any amendments thereto, remains effective. Securities may be offered separately or together, in amounts, at prices and on terms to be determined by the Corporation or any selling securityholders based on market conditions at the time of sale and set forth in an accompanying base shelf prospectus supplement (a “Prospectus Supplement”). In addition, Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Corporation or a subsidiary of the Corporation. The consideration for any such acquisition may consist of any Securities separately, a combination of Securities, or any combination of, among other things, Securities, cash and assumption of liabilities. Further, this Prospectus may qualify an ATM Distribution (as defined below).

The outstanding Common Shares of the Corporation are listed for trading on the Toronto Stock Exchange (“TSX”) and on the NYSE American stock exchange (“NYSE American”) under the symbol “ASM”. The outstanding Common Shares of the Corporation are also quoted on the Berlin and Frankfurt Stock Exchanges under the symbol “GV6”, but no prospectus will be filed in those jurisdictions. Unless otherwise specified in the applicable Prospectus Supplement, Securities other than the Common Shares of the Corporation will not be listed on any securities exchange. On May 12, 2025, the closing price of the Common Shares on TSX was CDN$3.35 per share and the closing price of the Common Shares on NYSE American was US$2.40 per share. There is currently no market through which the Securities, other than the Common Shares, may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of the Securities, other than the Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these Securities and the extent of issuer regulation. For further information, please see the information under the heading “Risk Factors” in this Prospectus, any Prospectus Supplement and in the 2024 AIF.

This offering is made in the United States by a Canadian issuer that is permitted, under the multijurisdictional disclosure system (“MJDS”) adopted by the United States and Canada, to prepare this Prospectus in accordance with the disclosure requirements of its home country. Prospective investors should be aware that such requirements are different from those of the United States. Financial statements included or incorporated herein, if any, have been prepared in accordance with IFRS Accounting Standards as issued by the International Accounting Standards Board (“IFRS Accounting Standards”), and thus may not be comparable to financial statements of United States companies.

Prospective investors should be aware that the acquisition of the Securities offered under this Prospectus and any Prospectus Supplement may have tax consequences both in the United States and in the home country of the Corporation, Canada. Such consequences for investors who are resident in, or citizens of, the United States, may not be described fully in this Prospectus. Investors should read the tax discussion in this Prospectus and any applicable Prospectus Supplement and consult their own tax advisors with respect to their own particular circumstances.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Corporation is incorporated under the laws of a foreign country (the Province of British Columbia, Canada), that the majority of the Corporation’s officers and directors and some or all of the experts named in this Prospectus are residents of a country other than the United States, and that substantially all of the Corporation’s assets and all or a substantial portion of the assets of those officers, directors and experts are located outside of the United States. For further information, please see the information under the heading “Enforceability of Civil Liabilities Against Non-U.S. Persons” in this Prospectus .

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NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED HEREBY, PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No underwriter has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

Except where an exemption from the requirements under applicable securities legislation is available, including in connection with an ATM Distribution (as defined below), all information permitted under applicable securities legislation to be omitted from this Prospectus that has been so omitted will be contained in one or more Prospectus Supplements that will be sent or delivered to purchasers together with this Prospectus, such delivery to be effected in the case of United States purchasers through the filing of such Prospectus Supplement or Prospectus Supplements with the Securities and Exchange Commission (“SEC”). Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

You should read this Prospectus and any applicable Prospectus Supplement carefully before you invest in any Securities issued pursuant to this Prospectus. Our Securities may be sold pursuant to this Prospectus through underwriters or dealers or directly or through agents designated from time to time at amounts and prices and other terms determined by us. In connection with any underwritten offering of Securities, other than in connection with an ATM Distribution, the underwriters may over-allot or affect transactions which stabilize or maintain the market price of the Securities offered. Such transactions, if commenced, may discontinue at any time. For further information, please see the information under the heading “Plan of Distribution” in this Prospectus. A Prospectus Supplement will set out the names of any underwriters, dealers or agents involved in the sale of our Securities, the amounts, if any, to be purchased by underwriters, the plan of distribution for such Securities, including the net proceeds we expect to receive from the sale of such Securities, if any, the amounts and prices at which such Securities are sold and the compensation of such underwriters, dealers or agents. The securities may be sold from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales in transactions that are deemed to be “at-the-market distributions” (each an “ATM Distribution”) as defined in National Instrument 44-102 – Shelf Distributions (“NI 44-102”), including sales made directly on the TSX, the NYSE American or other existing trading markets for the Securities, and as set forth in an accompanying Prospectus Supplement, in which case the compensation realized by the underwriters will be increased or decreased by the amount that the aggregate price paid by purchasers for the Securities exceeds or is less than the gross proceeds paid by the underwriters to the Corporation. For further information, please see the information under the heading “Plan of Distribution” in this Prospectus.

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In connection with any offering of Securities other than an ATM Distribution (unless otherwise specified in the relevant Prospectus Supplement), the underwriters or agents may over-allot or affect transactions which stabilize or maintain the market price of the Securities offered at levels other than those which might otherwise prevail on the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. No underwriter or dealer involved in an ATM Distribution under this Prospectus, no affiliate or of such an underwriter or dealer and no person or company acting jointly or in concert with such underwriter or dealer will over-allot securities in connection with such distribution or affect any other transactions that are intended to stabilize or maintain the market price of the Securities. In the event of an underwritten offering of Securities, in certain circumstances, the underwriters, dealers or agents may offer the Securities at a price lower than the offering prices stated in the applicable Prospectus Supplement. For further information, please see the information under the heading “Plan of Distribution” in this Prospectus.

You should carefully review the risks outlined in this Prospectus (including any Prospectus Supplement) and in the documents incorporated by reference (see “Documents Incorporated by Reference”) as well as the information under the heading “Cautionary Statement Regarding Forward-Looking Statements” and consider such risks and information in connection with an investment in the Securities. For further information, please see the information under the heading “Risk Factors” in this Prospectus.

The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the issue price, and any other terms specific to the Common Shares being offered; (ii) in the case of Warrants, the designation, number and terms of the Common Shares or other Securities issuable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, the currency in which the Warrants are issued and any other specific terms; (iii) in the case of Subscription Receipts, the designation, number and terms of the Common Shares or Warrants receivable upon satisfaction of certain release conditions, any procedures that will result in the adjustment of those numbers, any additional payments to be made to holders of Subscription Receipts upon satisfaction of the release conditions, the terms of the release conditions, terms governing the escrow of all or a portion of the gross proceeds from the sale of the Subscription Receipts, terms for the refund of all or a portion of the purchase price for Subscription Receipts in the event the release conditions are not met and any other specific terms, (iv) in the case of Debt Securities, the specific designation, the aggregate principal amount, the currency or the currency unit for which the Debt Securities may be purchased, the maturity, the interest provisions, the authorized denominations, the offering price, whether the Debt Securities are being offered for cash, the covenants, the events of default, any terms for redemption or retraction, any exchange or conversion rights attached to the Debt Securities, whether the debt is senior or subordinated to the Corporation’s other liabilities and obligations, whether the Debt Securities will be secured by any of the Corporation’s assets or guaranteed by any other person and any other terms specific to the Debt Securities being offered; and (v) in the case of Units, the terms of the component Securities and any other specific terms. A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the alternatives and parameters described in this Prospectus. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to such Securities will be included in the Prospectus Supplement describing such Securities.

This Prospectus does not qualify for issuance Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests, including, for example, an equity or debt security, or a statistical measure of economic or financial performance (including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items). For greater certainty, this Prospectus may qualify for issuance Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as a prime rate or bankers’ acceptance rate, or to recognized market benchmark interest rates such as Secured Overnight Financing Rate (“SOFR”) or a United States federal funds rate.

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This Prospectus constitutes a public offering of these Securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such Securities. The Corporation or any selling securityholders may offer and sell Securities to or through underwriters or dealers and also may offer and sell certain Securities directly to purchasers or through agents pursuant to exemptions from registration or qualification under applicable securities laws. A Prospectus Supplement relating to each issue of Securities offered thereby will set forth the names of any underwriters, dealers, agents or selling securityholders involved in the offering and sale of such Securities and will set forth the terms of the offering of such Securities, the method of distribution of such Securities including, to the extent applicable, the proceeds to the Corporation and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution.

The offering of Securities hereunder is subject to approval of certain legal matters on behalf of the Corporation by Cozen O’Connor LLP, Vancouver, British Columbia, with respect to Canadian legal matters, and Lewis Brisbois Bisgaard & Smith LLP, San Francisco, California, with respect to United States legal matters.

The Corporation’s head office and its registered and records offices are located at Suite 900 – 570 Granville Street, Vancouver, British Columbia, V6C 3P1.

Ronald Andrews and Peter Bojtos, being directors of the Corporation, reside outside Canada. These persons have appointed the Corporation, at Suite 900 – 570 Granville Street, Vancouver, British Columbia, V6C 3P1, as their agent for service of process in Canada.

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

All monetary amounts used herein are stated in United States dollars (US$), unless otherwise expressly stated. For further information, please see the information under the heading “Currency and Exchange Rate Information” in this Prospectus.

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ABOUT THIS PROSPECTUS

In this Prospectus, unless otherwise indicated or the context otherwise requires, the terms “Avino”, the “Corporation”, “we”, “us”, and “our” are used to refer to Avino Silver & Gold Mines Ltd. together with our subsidiaries. Capitalized terms used in this Prospectus that are not otherwise defined shall have the meanings ascribed to such terms in the Corporation’s annual information form dated March 11, 2025 (the “2024 AIF”) for the fiscal year ended December 31, 2024, which was filed on SEDAR+ and is incorporated by reference herein.

Market data and certain industry forecasts used in this Prospectus or any applicable Prospectus Supplement and the documents incorporated by reference in this Prospectus or any applicable Prospectus Supplement were or will be obtained from market research, publicly available information and industry publications. We believe that these sources are generally reliable, but the accuracy and completeness of this information is not guaranteed. We have not independently verified such information, and we do not make any representation as to the accuracy of such information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This Prospectus (including the documents incorporated by reference herein) contains “forward-looking information” which may include, but is not limited to, the intended use of proceeds of the offering described under the heading “Use of Proceeds” herein, statements with respect to future financial or operating performance of Avino, its subsidiaries and their respective projects, the future price of minerals, the estimation of mineral resources, the timing and amount of estimated future production, costs of production, capital, operating and exploration expenditures, costs and timing of the development of new deposits, costs and timing of future exploration, timing and prospects of obtaining required permits, requirements for additional capital, currency exchange rates, government regulation of mining operations, environmental risks, reclamation and rehabilitation expenses, title disputes or claims, limitations of insurance coverage and regulatory matters. Often, but not always, forward-looking information can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, or “believes”, or variations (including negative variations of such words and phrases), or state that certain actions, events or results “may”, “could”, “would”, “might”, or “will be taken”, “occur” or “be achieved”.

In making the forward-looking statements in this Prospectus, the Corporation has applied certain factors and assumptions that it believes are reasonable, including that there is no material deterioration in general business and economic conditions; that there are no adverse changes in relevant laws or regulations; that the supply and demand for, deliveries of, and the level and volatility of prices of metals and minerals develop as expected; that the Corporation receives any regulatory and governmental approvals for its projects on a timely basis; that the Corporation is able to obtain financing on reasonable terms; that the Corporation is able to procure equipment and supplies in sufficient quantities and on a timely basis; that engineering and exploration timetables and capital costs for the Corporation’s exploration plans are not incorrectly estimated or affected by unforeseen circumstances and that any environmental and other proceedings or disputes are satisfactorily resolved.

However, forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Avino and/or its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, those factors discussed or referred to in the heading “Risk Factors” in this Prospectus and in the 2024 AIF which is incorporated by reference herein. Although the Corporation has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. Forward-looking statements contained or incorporated by reference herein are made as of the date of this Prospectus or the date of the document incorporated by reference herein based on the opinions and estimates of management at that time. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. The Corporation does not undertake to update any forward-looking statements, except as required by applicable securities laws.

You should rely only on the information contained or incorporated by reference in this Prospectus. The Corporation has not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Corporation is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Unless otherwise stated, the information in this document may only be accurate as of the date on the front cover of this Prospectus.

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CAUTIONARY STATEMENT REGARDING FINANCIAL INFORMATION

We prepare our financial statements, which are incorporated by reference in this Prospectus, in accordance with IFRS Accounting Standards. In addition to using financial measures prescribed by IFRS Accounting Standards, this Prospectus, and the documents incorporated by reference into this Prospectus, include references to non-IFRS Accounting Standards and other financial measures, which the Corporation believes, that together with measures determined in accordance with IFRS Accounting Standards, provide investors with an improved ability to evaluate the underlying performance of the Corporation. Non-IFRS Accounting Standards financial measures do not have any standardized meaning prescribed under IFRS Accounting Standards, and therefore they may not be comparable to similar non-IFRS Accounting Standards and other financial performance measures employed by other companies. The data is intended to provide additional information and should not be considered in isolation or as a substitute for financial information or measures of our financial performance prepared in accordance with IFRS Accounting Standards. Reconciliations and descriptions can be found under the heading, “Non-IFRS Accounting Standards Measures” of the 2024 Annual MD&A, filed on SEDAR+  and  incorporated by reference herein.

CAUTIONARY STATEMENT TO U.S. INVESTORS CONCERNING

MINERAL RESERVE AND RESOURCE ESTIMATES

This Prospectus and the documents incorporated by reference herein have been prepared in accordance with the requirements of Canadian provincial securities laws, which differ from the requirements of U.S. securities laws. Unless otherwise indicated, all reserve and resource estimates included or incorporated by reference in this Prospectus or any applicable Prospectus Supplement have been prepared in accordance with the Canadian Securities Administrator’s (“CSA”) National Instrument 43-101—Standards of Disclosure for Mineral Projects (“NI 43-101”), as may be amended from time to time, and the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) – CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended. NI 43-101 is an instrument developed by the CSA that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. The terms “mineral reserve”, “proven mineral reserve” and “probable mineral reserve” are Canadian mining terms as defined in accordance with NI 43-101 and CIM standards.

 In addition, the terms “mineral resource”, “measured mineral resource”, “indicated mineral resource” and “inferred mineral resource” are defined in and required to be disclosed by NI 43-101. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into mineral reserves. “Inferred mineral resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility; however, it is reasonably expected that the majority of inferred mineral resources could be upgraded to indicated mineral resources with continued exploration. Under NI 43-101, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that all or any part of an inferred mineral resource is economically or legally mineable. Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations.

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On October 31, 2018, the SEC adopted amendments to modernize the property disclosure requirements for mining registrants, and related guidance, which are currently set forth in Regulation S-K 1300 under the Securities Act of 1933 (the “U.S. Securities Act”) and the Securities Exchange Act of 1934 (the “U.S. Exchange Act”), as amended, for fiscal years ending on or after January 1, 2021. While CIM terms used are similar to those mining terms used under Regulation S-K 1300, there are differences. The Corporation is a Canadian issuer that qualifies to use the MJDS and is allowed by the SEC to register its securities under the U.S. Securities Act and to report under the U.S. Exchange Act by use of documents prepared largely in accordance with Canadian requirements. Accordingly, the Corporation is not subject to Regulation S-K 1300 regarding mining operations disclosure.

CURRENCY AND EXCHANGE RATE INFORMATION

In this Prospectus and any Prospectus Supplement, all references to “$”, “US$” “U.S.$” or “dollars” are expressed in United States dollars, unless otherwise indicated. References to “C$” or “CDN$” are to Canadian dollars.

The following table sets forth the U.S. dollar exchange rate, our principal reporting currency, for the Canadian dollar, including the high and low exchange rates during each period and the average of the exchange rate for such periods.

	Years ended December 31,
	2024	2023
Canadian dollar (C$)(1)
Average	1.3698	1.3495
High	1.4416	1.3875
Low	1.3316	1.3215

(1) Information on US$ to C$ exchange rates obtained from the Bank of Canada.

On May 12, 2025, the daily average exchange rate published by the Bank of Canada was US$1.00 equals C$1.3998.   The Canadian/U.S. dollar exchange rate has varied significantly over the last year and investors are cautioned that the exchange rates presented here are historical and are not indicative of future exchange rates.

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DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with the various securities commissions or similar regulatory authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of the Corporation at Suite 900 – 570 Granville Street, Vancouver, British Columbia, V6C 3P1 (phone: (604) 682-3701), and are also available electronically on the Corporation’s SEDAR+ profile available at www.sedarplus.ca. Information contained or featured on the Corporation’s website is not incorporated by reference and does not form part of this Prospectus.

The following documents, filed by the Corporation with the various securities commissions or similar regulatory authorities in each of the provinces of Canada, are specifically incorporated by reference into, and form an integral part of, this Prospectus:

(a)	the Corporation’s 2024 AIF dated March 11, 2025, for the financial year ended December 31, 2024;

(b)

the technical report entitled “Oxide Tailings Project Prefeasibility Study for the Avino Property, Durango, Mexico” with an effective date of February 5, 2024 prepared by Tetra Tech Canada Inc. and Red Pennant Communications Corp. (the “Avino Report”), filed on March 14, 2024;

(c)	the audited consolidated financial statements of the Corporation for the fiscal years ended December 31, 2024 and 2023, together with the auditor’s report thereon and notes thereto;

(d)	the management’s discussion and analyses for the years ended December 31, 2024 and 2023 (the “2024 Annual MD&A”); ;

(e)	the unaudited condensed interim consolidated financial statements of the Corporation for the three months ended March 31, 2025 and 2024, together with the notes thereto;

(f)	management’s discussion and analysis of the Corporation for the three months ended March 31, 2025 (the “2025 Q1 MD&A”); ; and

(g)

the management information circular of the Corporation dated April 22, 2025 (the “Circular”) prepared in connection with the annual general meeting of shareholders of the Corporation to be held on May 27, 2025, filed April 30, 2025.

Any documents of the type described in Item 11.1 of Form 44-101F1 Short Form Prospectus of National Instrument 44-101 – Short Form Prospectus Distributions (“NI 44-101”) of the CSA filed by the Corporation with a securities commission or similar authority in any province of Canada subsequent to the date of this Prospectus and prior to the expiry of this Prospectus, or the completion of the issuance of Securities pursuant hereto, will be deemed to be incorporated by reference into this Prospectus.

In addition, to the extent that any document or information incorporated by reference into this Prospectus is included in any report on Form 6-K, or Form 40-F (or any respective successor form) that is filed with or furnished to the SEC pursuant to the U.S. Exchange Act, after the date of this Prospectus, such document or information shall be deemed to be incorporated by reference as an exhibit to the registration statement of which this Prospectus forms a part (in the case of documents or information deemed furnished on Form 6-K or Form 40-F, only to the extent specifically stated therein).

All dollar amounts stated in the Corporation’s financial statements and this Prospectus are reported in United States dollars, unless otherwise expressly stated. For further information, please see the information under the heading “Currency and Exchange Rate Information” in this Prospectus.

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A reference herein to this Prospectus also means any and all documents incorporated by reference in this Prospectus. Any document of the type referred to above (excluding confidential material change reports), any business acquisition reports, the content of any news release disclosing financial information for a period more recent than the period for which financial statements are required and certain other disclosure documents as set forth in Item 11.1 of Form 44-101F1 of NI 44-101 of the CSA filed by the Corporation with the securities commissions or similar regulatory authorities in any province of Canada subsequent to the date of this Prospectus and prior to the expiry of this Prospectus, or the completion of the issuance of Securities pursuant hereto, will be deemed to be incorporated by reference into this Prospectus.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

Except where an exemption from the requirements under applicable securities legislation is available, including in connection with an ATM Distribution, a Prospectus Supplement containing the specific terms of an offering of Securities will be sent or delivered to purchasers of such Securities together with this Prospectus, and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement, but only for the purposes of the offering of Securities covered by that Prospectus Supplement.

Upon a new annual information form and related annual financial statements being filed by us with, and where required, accepted by, the applicable securities regulatory authority during the currency of this Prospectus, the previous annual information form, the previous annual financial statements and all interim financial statements, material change reports and information circulars and all Prospectus Supplements filed prior to the commencement of the Corporation’s financial year in which a new annual information form is filed shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities hereunder.

Prospective investors should rely only on the information contained in or incorporated by reference in this Prospectus or any applicable Prospectus Supplement. The Corporation has not authorized anyone to provide prospective investors with different or additional information. The Corporation is not making an offer of the Securities in any jurisdiction where the offer is not permitted by law. Prospective investors should not assume that the information contained in or incorporated by reference in this Prospectus or any applicable Prospectus Supplement is accurate as of any date other than the date on the front of this Prospectus or the applicable Prospectus Supplement, or the date of any documents incorporated by reference herein.

References to our website in any documents that are incorporated by reference into this Prospectus do not incorporate by reference the information on such website into this Prospectus, and we disclaim any such incorporation by reference.

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DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed with the SEC as part of the registration statement of which this Prospectus forms a part: (i) the documents set out under the heading “Documents Incorporated by Reference”; (ii) the consents of the Corporation’s auditors, Deloitte LLP, legal counsel, and technical report authors; and (iii) the powers of attorney from the directors and certain officers of the Corporation.

THE CORPORATION

The Corporation was incorporated by Memorandum of Association under the laws of the Province of British Columbia on May 15, 1968, and on August 22, 1969, was amalgamated under the name “Avino Mines & Resources Ltd.”, with an authorized capital of 15,000,000 Common Shares. On June 6, 1986, the authorized share capital of the Corporation was increased from 15,000,000 to 25,000,000 Common Shares. By shareholders’ resolutions dated April 12, 1995, the Corporation changed its name to “International Avino Mines Ltd.”, and the authorized share capital was consolidated on a five (5) shares to one (1) share basis and then subsequently increased back to 25,000,000 Common Shares. On August 29, 1997, the Corporation changed its name to its current name, “Avino Silver & Gold Mines Ltd.” On July 17, 2003, the authorized share capital of the Corporation was increased from 25,000,000 to 100,000,000 Common Shares. On July 12, 2005, the authorized share capital of the Corporation was increased from 100,000,000 to an unlimited number of Common Shares.

The head office of the Corporation and its registered and records offices are located at Suite 900, 570 Granville Street, Vancouver, British Columbia, V6C 3P1.

The Corporation has eight subsidiaries (equity ownership indicated in brackets below), namely:

(a)

Compañía Minera Mexicana de Avino S.A. de C.V., a Mexican corporation (effectively 99.67% owned, directly 98.45% and indirectly 1.22%), which owns the Avino Property, Mexico, comprising the Avino Mine;

(b)	Oniva Silver and Gold Mines S.A. de C.V., a Mexican corporation (100%), which handles Avino’s Mexican operations and administration;

(c)	Nueva Vizcaya Mining, S.A. de C.V., a Mexican corporation (100%);

(d)	Promotora Avino, S.A. de C.V., a Mexican holding corporation (79.09%);

(e)	Cervantes LLC , a Delaware holding corporation (100%);

(f)

Proyectos Mineros La Preciosa SA de CV (a Mexican corporation that holds the La Preciosa Property mining claims) 97.73% held by La Preciosa Silver and Gold Mines Ltd. and 2.27% held by La Luna Silver and Gold Mines Ltd.;

(g)	La Preciosa Silver and Gold Mines Ltd., a British Columbia incorporated holding company (100%); and

(h)	La Luna Silver and Gold Mines Ltd., a British Columbia incorporated holding company (100%).

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The following chart sets forth the Corporation’s corporate structure, including all of its subsidiaries, as at the date of this Prospectus:

BUSINESS OF THE CORPORATION

Summary Description of Business

The Corporation is a natural resource company, primarily engaged in the extracting and processing of gold, silver, and copper and the acquisition and exploration of natural resource properties. The Corporation’s principal business activities have been the exploration for and extracting and processing of silver, gold and copper at a mineral property located in the State of Durango, Mexico (known as the “Avino Property”), located near the town of Durango, comprising the “San Gonzalo Mine”, which ceased operations during 2019, and the “Avino Mine”, which is currently operating and in production.

The Corporation also owns the La Preciosa property located in Durango, Mexico, within the municipalities of Panuco de Coronado and Canatlan (the “La Preciosa Property”), consisting of 15 exploration concessions totalling 6,011 hectares. The La Preciosa Property was acquired from Coeur Mining Inc. on March 21, 2022. The Corporation also owns certain mineral exploration properties in Mexico known as the “Ana Maria Property” and “El Laberinto Property”, which have been optioned to Silver Wolf Exploration Ltd. (TSX-V: SWLF) (OTCQB: SWLFF) (“Silver Wolf”) pursuant to an option agreement dated August 12, 2020 between the Corporation and Silver Wolf. The Corporation’s other Canadian properties, which are not material to Avino’s financial position or operations, have been optioned to Endurance Gold Corp. (TSX-V:EDG) (“Endurance Gold”) pursuant to an option agreement dated May 2, 2022 between the Corporation and Endurance Gold, or have been sold in recent years.

Further information regarding the business of the Corporation, its operations and its material properties can be found in the 2024 AIF and the Avino Report, and the other materials incorporated by reference into this Prospectus (see “Documents Incorporated by Reference” above).

The Corporation is a reporting issuer in the Provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick, Nova Scotia, Prince Edward Island, and Newfoundland and Labrador, is also a foreign private issuer with the SEC, has its Common Shares listed on the TSX and on the NYSE American under the symbol “ASM”, and is quoted on the Berlin and Frankfurt Stock Exchanges under the symbol “GV6”.

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Recent Developments

On April 16, 2025, the Corporation reported production for the first quarter ended March 31, 2025. Silver equivalent production was 678,458 ounces in Q1 2025, representing an 8% increase from Q1 of 2024. The increase was driven by improved grades in all three metals (silver, gold and copper) and offset by slightly lower mill throughput. All three metals saw increased production compared to Q1 of 2024.

Except as set forth above, there have been no other recent developments since the date of the 2024 AIF.

CONSOLIDATED CAPITALIZATION

As of May 12, 2025, there were 144,766,319 Common Shares issued and outstanding, outstanding stock options to purchase 9,148,250 Common Shares, and outstanding RSUs (as defined below under the heading “Prior Sales – Restricted Share Units”) for a further 3,265,000 Common Shares.

There have been no material changes in the share and loan capital of the Corporation, on a consolidated basis as of March 31, 2025, the date of our most recently published financial statements.

The applicable Prospectus Supplement will describe any material change in, and the effect of such material change on, the share and loan capital of the Corporation that will result from the issuance of securities pursuant to such Prospectus Supplement.

DESCRIPTION OF EXISTING INDEBTEDNESS AND EARNINGS COVERAGE

If the Corporation offers any Debt Securities having a term to maturity in excess of one year under a Prospectus Supplement, the Prospectus Supplement will include earnings coverage ratios giving effect to the issuance of such Debt Securities and their interest requirements.

DIVIDEND POLICY

The Corporation has not declared or paid any dividends on its Common Shares since the date of its incorporation. The Corporation intends to retain its earnings, if any, to finance the growth and development of its business and does not expect to pay dividends or to make any other distributions in the near future. The Corporation’s board of directors will review this policy from time to time having regard to the Corporation’s financing requirements, financial condition and other factors considered to be relevant.

USE OF PROCEEDS

Unless otherwise specified in a Prospectus Supplement, the Corporation currently intends to use the net proceeds from the sale of Securities, after deducting the commissions and the other expenses of the offering, for general working capital requirements and corporate purposes, including without limitation, the following anticipated purposes:

•	to fund further development and exploration of the Avino Property and La Preciosa Property in Mexico;

•	to assess potential advanced exploration and development stage mineral properties for acquisition;

•	to fund the potential acquisition of other advanced exploration and development stage mineral properties; and

•	to fund continued exploration on the Corporation’s other existing mineral properties.

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Each Prospectus Supplement will contain specific information concerning the use of proceeds from that sale of Securities, including any determinable business objectives or milestones at the applicable time.

Funds used for general corporate purposes may be allocated to business development or to pursue other exploration or acquisition opportunities. As at the date of this Prospectus, the Corporation has not identified any specific exploration or acquisition opportunities.

Pending the use of the proceeds described above, the Corporation may invest all or a portion of the proceeds of the offering in short-term, high quality, interest-bearing corporate, government issued or government guaranteed securities.

The Corporation’s actual use of the net proceeds may vary depending on the Corporation’s operating and capital needs from time to time and, as such, there may be circumstances where, for sound business reasons, a reallocation of the use of proceeds is necessary. Any such reallocations will be determined at the discretion of the Corporation’s management and there can be no assurance as of the date of this Prospectus as to how those funds may be reallocated.

The Corporation may also, from time to time, issue securities otherwise than pursuant to a Prospectus Supplement to this Prospectus.

Business Objectives

The Corporation is primarily focused on the development of the Avino Mine and the La Preciosa Property. The Corporation’s mission is to create shareholder value through profitable organic growth at the Avino Property, the further development of the La Preciosa Property, and the strategic acquisition and advancement of mineral exploration and mining properties. The Corporation is committed to expanding its operations and managing all business activities in an environmentally responsible and cost-effective manner while contributing to the well-being of the communities in which we operate.

In the near term, the Corporation will focus on the following key business objectives:

1.	maintain and improve profitable mining operations while managing operating costs and achieving efficiencies at the Avino Mine;

2.	continue mine expansion drilling and explore regional targets on the Avino Property;

3.	fund the exploration and development of the La Preciosa Property; and

4.	fund the evaluation and potential acquisition of other advanced exploration and development stage mineral properties.

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DENOMINATIONS, REGISTRATION AND TRANSFER

The Securities will be issued in fully registered form without coupons attached in either global or definitive form and in denominations and integral multiples as set out in the applicable Prospectus Supplement. Other than in the case of book-entry-only (or uncertificated) Securities, Securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed) in the city specified for such purpose at the office of the registrar or transfer agent designated by the Corporation for such purpose with respect to any issue of Securities referred to in the Prospectus Supplement. No service charge will be made for any transfer, conversion or exchange of the Securities but the Corporation may require payment of a sum to cover any transfer tax or other governmental charge payable in connection therewith. Such transfer, conversion or exchange will be effected upon such registrar or transfer agent being satisfied with the documents of title and the identity of the person making the request. If a Prospectus Supplement refers to any registrar or transfer agent designated by the Corporation with respect to any issue of Securities, the Corporation may at any time rescind the designation of any such registrar or transfer agent and appoint another in its place or approve any change in the location through which such registrar or transfer agent acts.

In the case of book-entry-only Securities, a global certificate or certificates representing the Securities will be held by a designated depositary for its participants. The Securities must be purchased or transferred through such participants, which includes securities brokers and dealers, banks and trust companies. The depositary will establish and maintain book-entry accounts for its participants acting on behalf of holders of the Securities. The interests of such holders of Securities will be represented by entries in the records maintained by the participants. Holders of Securities issued in book-entry-only form will not be entitled to receive a certificate or other instrument evidencing their ownership thereof, except in limited circumstances. Each holder will receive a customer confirmation of purchase from the participants from which the Securities are purchased in accordance with the practices and procedures of that participant.

SELLING SECURITYHOLDERS

Common Shares, Warrants or both (collectively, the “Selling Securityholder Securities”) may be sold under this Prospectus by way of a secondary offering by or for the account of certain of our securityholders. The Corporation will file a Prospectus Supplement in connection with any such offering of Selling Securityholder Securities by selling securityholders, which will include the following information:

•	the names of the selling securityholders;

•	the number or amount of Selling Securityholder Securities owned, controlled or directed by eachselling securityholder;

•	the number of amount of Selling Securityholder Securities being distributed for the account of each selling securityholder;

•	the number or amount of Selling Securityholder Securities to be owned by the selling securityholders after the distribution and the percentage that number or amount represents of the total number of the Corporation’s outstanding securities; and

•	whether the Selling Securityholder Securities are owned by the selling securityholders both of record and beneficially, of record only or beneficially only.

For further information, please see the information under the heading “Plan of Distribution – Secondary Offering” below in this Prospectus.

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PLAN OF DISTRIBUTION

New Issue

The Corporation may sell the Securities to or through underwriters or dealers, and also may sell Securities to one or more other purchasers directly or through agents, including sales pursuant to ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers. Underwriters may sell Securities to or through dealers. Each Prospectus Supplement will set forth the terms of the offering, including the name or names of any underwriters, dealers or agents and any fees or compensation payable to them in connection with the offering and sale of a particular series or issue of Securities, the public offering price or prices of the Securities and the proceeds to the Corporation from the sale of the Securities.

The Securities may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales in transactions that are deemed to be ATM Distributions, including sales made directly on the TSX, NYSE American or other existing trading markets for the Securities. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Corporation.

Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Corporation to indemnification by the Corporation against certain liabilities, including liabilities under the U.S. Securities Act and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Corporation in the ordinary course of business.

In connection with any offering of Securities, other than an ATM Distribution, the underwriters may over-allot or affect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

Unless otherwise specified in the applicable Prospectus Supplement, the Corporation does not intend to list any of the Securities other than the Common Shares on any securities exchange. Any underwriters, dealers or agents to or through which Securities other than the Common Shares are sold by the Corporation for public offering and sale may make a market in such Securities, but such underwriters, dealers or agents will not be obligated to do so and may discontinue any such market-making at any time and without notice. No assurance can be given that a market for trading in Securities of any series or issue will develop or as to the liquidity of any such market, whether or not the Securities are listed on a securities exchange.

Secondary Offering

This Prospectus may also, from time to time, relate to the offering of Selling Securityholder Securities by certain selling securityholders.

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The selling securityholders may sell all or a portion of our Selling Securityholder Securities beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If our Selling Securityholder Securities are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent’s commissions. Our Selling Securityholder Securities may be sold by the selling securityholders in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, as follows:

•	on any national securities exchange or quotation service on which the Selling Securityholder Securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the Selling Securityholder Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such Selling Securityholder Securities at a stipulated price per Selling Securityholder Security;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling securityholders affect such transactions by selling our Selling Securityholder Securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling securityholders or commissions from purchasers of our Selling Securityholder Securities for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of our Selling Securityholder Securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of our Selling Securityholder Securities in the course of hedging in positions they assume. The selling securityholders may also sell our Selling Securityholder Securities short and deliver our Selling Securityholder Securities covered by this Prospectus to close out short positions and to return borrowed Selling Securityholder Securities in connection with such short sales. The selling securityholders may also loan or pledge our Selling Securityholder Securities to broker-dealers that in turn may sell such Selling Securityholder Securities.

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At the time a particular offering of our Selling Securityholder Securities is made by any selling securityholders, a Prospectus Supplement will be distributed which will identify the selling securityholders and provide the other information set forth under the heading titled “Selling Securityholders” of such Prospectus Supplement, including the aggregate amount of our Selling Securityholder Securities being offered and the terms of the offering, including the name or names of any underwriters, broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling securityholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

There can be no assurance that any securityholder will sell any or all of our Selling Securityholder Securities registered pursuant to this Prospectus.

DESCRIPTION OF SECURITIES DISTRIBUTED

In this section, references to “we”, “us”, “our” or “Avino” refer to Avino Silver & Gold Mines Ltd., but not to our subsidiaries.

Authorized and Issued Share Capital

The authorized share capital of the Corporation consists of an unlimited number of Common Shares without par value. As of May 12, 2025, 144,766,319 Common Shares were issued and outstanding as fully paid and non-assessable shares of the Corporation.

Common Shares

The holders of the Common Shares are entitled to receive notice of and to attend and vote at all meetings of the shareholders of the Corporation and each Common Share confers the right to one vote in person or by proxy at all meetings of the shareholders of the Corporation. The holders of the Common Shares, subject to the prior rights, if any, of any other class of shares of the Corporation, are entitled to receive such dividends in any financial year as the board of directors of the Corporation may by resolution determine. In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of the Common Shares are entitled to receive, subject to the prior rights, if any, of the holders of any other class of shares of the Corporation, the remaining property and assets of the Corporation. The Common Shares do not carry any pre-emptive, subscription, redemption or conversion rights, nor do they contain any sinking or purchase fund provisions.

Warrants

General

We may issue Warrants to purchase Common Shares or other Securities. We may issue the Warrants independently or together with any underlying Securities, and the Warrants may be attached or separate from the underlying Securities. We may also issue a series of Warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the Warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of such Warrants.

The following description is a summary of selected provisions relating to the Warrants that we may issue under this Prospectus. The summary is not complete. If Warrants are offered under this Prospectus in the future, a Prospectus Supplement or any document incorporated by reference will explain the particular terms of those Securities and the extent to which these general provisions may apply. The specific terms of the Warrants as described in a Prospectus Supplement or any document incorporated by reference will supplement and, if applicable, may modify or replace the general terms described in this section.

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This summary and any description of Warrants in the applicable Prospectus Supplement or any document incorporated by reference is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement. We will file each of these documents, as applicable, with the Canadian securities regulators and the SEC, and incorporate them by reference as an exhibit to the registration statement of which this Prospectus is a part, on or before the time we issue a series of warrants. See “Additional Information” below and “Documents Incorporated by Reference” above for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms of Warrants

The applicable Prospectus Supplement or document incorporated by reference may describe the terms of any Warrants that we may offer, including, but not limited to, the following:

•	the title of the Warrants;

•	the total number of Warrants;

•	the price or prices at which the Warrants will be issued;

•	the price or prices at which the Warrants may be exercised;

•	the currency or currencies that investors may use to pay for the Warrants;

•	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

•	whether the Warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of Warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the underlying Securities with which the Warrants are issued and the number of Warrants issued with each underlying Security;

•	if applicable, the date on and after which the Warrants and the related underlying Securities will be separately transferable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	if applicable, the terms of redemption of the Warrants;

•	the identity of the warrant agent, if any;

•	the procedures and conditions relating to the exercise of the Warrants; and

•	any other terms of the Warrants, including terms, procedures, and limitations relating to the exchange and exercise of the Warrants.

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Warrant Agreement

We may issue the Warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. The Corporation may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the Warrants issued under that agreement. Any holder of Warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those Warrants in accordance with their terms.

Form, Exchange and Transfer of Warrants

The Corporation may issue the Warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the Warrants represented by the global security. Those investors who own beneficial interests in a global Warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, The Corporation may issue Warrants in non-global form, i.e., bearer form. If any Warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their Warrants at the warrant agent’s office or any other office indicated in the applicable Prospectus Supplement or any document incorporated by reference.

Prior to the exercise of their Warrants, holders of Warrants exercisable for Common Shares will not have any rights of holders of Common Shares and will not be entitled to dividend payments, if any, or voting rights of the Common Shares underlying such Warrants.

Exercise of Warrants

A Warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable Prospectus Supplement or any document incorporated by reference. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable Prospectus Supplement. After the close of business on the expiration date, unexercised Warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, the Corporation will forward, as soon as practicable, the Securities purchasable upon such exercise. If less than all of the Warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining Warrants.

Subscription Receipts

The Corporation may issue Subscription Receipts, which will entitle holders to receive upon satisfaction of certain release conditions (the “Release Conditions”) and for no additional consideration, Common Shares, Warrants or any combination thereof. Subscription Receipts will be issued pursuant to one or more subscription receipt agreements (each, a “Subscription Receipt Agreement”), each to be entered into between the Corporation and an escrow agent (the “Escrow Agent”), which will establish the terms and conditions of the Subscription Receipts. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee. A copy of the form of Subscription Receipt Agreement will be filed with Canadian securities regulatory authorities and, if applicable, the Corporation will file with the SEC as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a Report of Foreign Private Issuer on Form 6-K that the Corporation files with the SEC, any Subscription Receipt Agreement describing the terms and conditions of such Subscription Receipts that the Corporation is offering before the issuance of such Subscription Receipts.

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The following description sets forth certain general terms and provisions of Subscription Receipts and is not intended to be complete. The statements made in this Prospectus relating to any Subscription Receipt Agreement and Subscription Receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement and the Prospectus Supplement describing such Subscription Receipt Agreement.

The Prospectus Supplement relating to any Subscription Receipts the Corporation offers will describe the Subscription Receipts and include specific terms relating to their offering. All such terms will comply with the requirements of the TSX and NYSE relating to Subscription Receipts. If underwriters or agents are used in the sale of Subscription Receipts, one or more of such underwriters or agents may also be parties to the Subscription Receipt Agreement governing the Subscription Receipts sold to or through such underwriters or agents.

General

The Prospectus Supplement and the Subscription Receipt Agreement for any Subscription Receipts the Corporation offers will describe the specific terms of the Subscription Receipts and may include, but are not limited to, any of the following:

•	the designation and aggregate number of Subscription Receipts offered;

•	the price at which the Subscription Receipts will be offered;

•	the currency or currencies in which the Subscription Receipts will be offered;

•	the designation, number and terms of the Common Shares, Warrants or combination thereof to be received by holders of Subscription Receipts upon satisfaction of the Release Conditions, and the procedures that will result in the adjustment of those numbers;

•	the Release Conditions that must be met in order for holders of Subscription Receipts to receive for no additional consideration, Common Shares, Warrants, or any combination thereof;

•	the procedures for the issuance and delivery of Common Shares, Warrants or a combination thereof to holders of Subscription Receipts upon satisfaction of the Release Conditions;

•	whether any payments will be made to holders of Subscription Receipts upon delivery of the Common Shares, Warrants or a combination thereof upon satisfaction of the Release Conditions (e.g., an amount equal to dividends declared on Common Shares by the Corporation to holders of record during the period from the date of issuance of the Subscription Receipts to the date of issuance of any Common Shares pursuant to the terms of the Subscription Receipt Agreement);

•	the identity of the Escrow Agent;

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•	the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of Subscription Receipts, together with interest and income earned thereon (collectively, the “Escrowed Funds”), pending satisfaction of the Release Conditions;

•	the terms and conditions pursuant to which the Escrow Agent will hold Common Shares, Warrants or a combination thereof pending satisfaction of the Release Conditions;

•	the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Corporation upon satisfaction of the Release Conditions;

•	if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commission in connection with the sale of the Subscription Receipts;

•	procedures for the refund by the Escrow Agent to holders of Subscription Receipts of all or a portion of the subscription price for their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

•	any contractual right of rescission to be granted to initial purchasers of Subscription Receipts in the event this Prospectus, the Prospectus Supplement under which Subscription Receipts are issued or any amendment hereto or thereto contains a misrepresentation;

•	any entitlement of the Corporation to purchase the Subscription Receipts in the open market by private agreement or otherwise;

•	whether the Corporation will issue the Subscription Receipts as global securities and, if so, the identity of the depositary for the global securities;

•	whether the Corporation will issue the Subscription Receipts as bearer securities, registered securities or both;

•	provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms attaching to the Subscription Receipts;

•	whether the Subscription Receipts will be listed on an exchange;

•	material Canadian federal income tax consequences and, if applicable, material United States federal income tax consequences of owning the Subscription Receipts; and

•	any other terms of the Subscription Receipts.

The holders of Subscription Receipts will not be shareholders of the Corporation. Holders of Subscription Receipts are entitled only to receive Common Shares, Warrants or a combination thereof on exchange of their Subscription Receipts, plus any cash payments provided for under the Subscription Receipt Agreement, if the Release Conditions are satisfied. If the Release Conditions are not satisfied, holders of Subscription Receipts shall be entitled to a refund of all or a portion of the subscription price therefor and all or a portion of the pro rata share of interest earned or income generated thereon, as provided in the Subscription Receipt Agreement.

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Escrow

The Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Corporation (and, if the Subscription Receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of Subscription Receipts will receive a refund of all or a portion of the subscription price for their Subscription Receipts plus their pro rata entitlement to interest earned or income generated on such amount, in accordance with the terms of the Subscription Receipt Agreement. Common Shares or Warrants may be held in escrow by the Escrow Agent and will be released to the holders of Subscription Receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.

Anti-Dilution

The Subscription Receipt Agreement will specify that upon the subdivision, consolidation, reclassification or other material change of Common Shares or Warrants underlying the particular Subscription Receipts or any other reorganization, amalgamation, arrangement, merger or sale of all or substantially all of the Corporation’s assets, the Subscription Receipts will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for or on the conversion of or in respect of the Common Shares or Warrants to which the holder of a Common Share or identical Warrant would have been entitled immediately after such event. Similarly, any distribution to all or substantially all of the holders of Common Shares of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of Common Shares to be issued to holders of Subscription Receipts whose Subscription Receipts entitle the holders thereof to receive Common Shares. Alternatively, such securities, evidences of indebtedness or assets may, at the option of the Corporation, be issued to the Escrow Agent and delivered to holders of Subscription Receipts on exercise thereof. The Subscription Receipt Agreement will also provide that if other actions of the Corporation affect the Common Shares or Warrants, which, in the reasonable opinion of the directors of the Corporation, would materially affect the rights of the holders of Subscription Receipts and/or the rights attached to the Subscription Receipts, the number of Common Shares or Warrants which are to be received pursuant to the Subscription Receipts shall be adjusted in such manner, if any, and at such time as the directors of the Corporation may in their discretion reasonably determine to be equitable to the holders of Subscription Receipts in such circumstances.

Rescission

The Subscription Receipt Agreement will also provide that any material misrepresentation in this Prospectus, the Prospectus Supplement under which the Subscription Receipts are offered, or any amendment hereto or thereto, will entitle each initial purchaser of Subscription Receipts to a contractual right of rescission following the issuance of the Common Shares or Warrants to such purchaser entitling such purchaser to receive the amount paid for the Subscription Receipts upon surrender of the Common Shares or Warrants, provided that such remedy for rescission is exercised in the time stipulated in the Subscription Receipt Agreement. This right of rescission does not extend to holders of Subscription Receipts who acquire such Subscription Receipts from an initial purchaser, on the open market or otherwise, or to initial purchasers who acquire Subscription Receipts in the United States.

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Global Securities

The Corporation may issue Subscription Receipts in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement. The global securities may be in temporary or permanent form. The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable Prospectus Supplement also will describe the exchange, registration and transfer rights relating to any global security.

Modifications

The Subscription Receipt Agreement will provide for modifications and alterations to the Subscription Receipts issued thereunder by way of a resolution of holders of Subscription Receipts at a meeting of such holders or a consent in writing from such holders. The number of holders of Subscriptions Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

Debt Securities

General

The Corporation may issue Debt Securities which may or may not be converted into Common Shares. In no case shall the amount of the Debt Securities exceed $10,000,000 in the aggregate. The Corporation may issue the Debt Securities independently or together with any underlying securities, and Debt Securities may be attached or separate from the underlying securities. The Corporation may also issue a series of Debt Securities under a separate indenture agreement to be entered into between us and an indenture agent. Such indenture agreement, if any, will not be qualified with the SEC pursuant to an exemption. The indenture agent will act solely as our agent in connection with the Debt Securities of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of Debt Securities.

The following description is a summary of selected provisions relating to the Debt Securities that the Corporation may issue. The summary is not complete. If Debt Securities are offered under this Prospectus in the future, a Prospectus Supplement or any document incorporated by reference, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the Debt Securities as described in a Prospectus Supplement or any document incorporated by reference, will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of Debt Securities in the applicable Prospectus Supplement or document incorporated by reference is subject to and is qualified in its entirety by reference to all the provisions of any specific Debt Securities document or agreement. The Corporation will file each of these documents, as applicable, with the Canadian securities regulators and the SEC and incorporate them by reference as an exhibit to the registration statement of which this Prospectus is a part on or before the time the Corporation issue a series of Debt Securities. See “Additional Information” below and “Documents Incorporated by Reference” above for information on how to obtain a copy of a Debt Securities document when it is filed.

When the Corporation refers to a series of Debt Securities, we mean all Debt Securities issued as part of the same series under the applicable indenture.

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Terms of Debt Securities

The applicable Prospectus Supplement or any document incorporated by reference, may describe the terms of any Debt Securities that the Corporation may offer, including, but not limited to, the following:

•	the title of the Debt Securities;

•	the total amount of the Debt Securities;

•	the amount or amounts of the Debt Securities that will be issued and the interest rate;

•	the conversion price at which the Debt Securities may be converted;

•	the date on which the right to exercise the Debt Securities will commence and the date on which the right will expire;

•	if applicable, the minimum or maximum amount of Debt Securities that may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the Debt Securities are issued and the amount of Debt Securities issued with each underlying security;

•	if applicable, a discussion of material Canadian and/or United States federal income tax considerations;

•	if applicable, the terms of the payoff of the Debt Securities;

•	the identity of the indenture agent, if any;

•	the procedures and conditions relating to the exercise of the Debt Securities; and

•	any other terms of the Debt Securities, including terms, procedure and limitation relating to the exchange or exercise of the Debt Securities.

Debt Securities

The Corporation may issue the Debt Securities in one or more series under one or more agreements, which may include a trust indenture to be entered into between us and a bank, trust company, or other financial institution as indenture agent, if any.

In connection with the issuance of any Debt Securities, the Corporation does not intend to issue them pursuant to a trust indenture. However, if a trust indenture is requested by a placement agent, underwriter or broker-dealer as a condition of the financing, the Corporation will provide and enter into a trust indenture which will be subject to and governed by the Business Corporations Act (British Columbia), unless we are required to register such trust indenture under the U.S. Trust Indenture Act of 1939 (“Trust Indenture Act”), in which case the Corporation will pass on the financing under this registration statement. Any trust indenture that we may enter into will be exempt from registration under Section 304(a)(9) of the Trust Indenture Act and Rule 4a-3 promulgated thereunder, which provides for an exemption for Debt Securities in which the aggregate principal amount outstanding will not exceed $10,000,000 in the aggregate during a 36-month period. The Corporation will not issue Debt Securities, if any, pursuant to a trust indenture that will exceed $10,000,000 in the aggregate at any time during a 36-month period. If a trust indenture is entered into, the Corporation will file the indenture as an exhibit on Form 6-K before making any offer of Debt Securities.

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The indenture agent under an indenture agreement, if any, will act solely as our agent in connection with the Debt Securities issued under that agreement. Any holder of Debt Securities may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those Debt Securities in accordance with their terms.

Form, Exchange and Transfer of Debt Securities

The Corporation may issue the Debt Securities in registered form or bearer form. Debt Securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the Debt Securities represented by the global security. Those investors who own beneficial interests in global Debt Securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, the Corporation may issue Debt Securities in non-global form, i.e., bearer form. If any Debt Securities are issued in non-global form, certificates representing the Debt Securities may be exchanged for new certificates of different denominations, and holders may exchange, transfer, or exercise their certificates at the depositary’s office or any other office indicated in the applicable Prospectus Supplement or any document incorporated by reference.

Prior to the exercise of their Debt Securities, holders of Debt Securities exercisable for Common Shares will not have any rights of holders of Common Shares and will not be entitled to dividend payments, if any, or voting rights of the Common Shares underlying such Debt Securities.

Conversion of Debt Securities

A Debt Security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at an exercise price that will be stated in the Debt Security. Debt Securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such Debt Security. After the close of business on the expiration date, Debt Securities not exercised will be paid in accordance with their terms.

Debt Securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, the Corporation will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the Debt Securities represented by such certificate is converted, a new certificate will be issued for the remaining balance of the Debt Securities to which the holder is entitled.

Units

The Corporation may issue Units composed of any combination of two or more of our Common Shares, Warrants, Subscription Receipts or Debt Securities. The Corporation will issue each Unit so that the holder of the Unit is also the holder of each security included in the Unit. As a result, the holder of a Unit will have the rights and obligations of a holder of each included security. The unit agreement under which a Unit is issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to Units that the Corporation may offer. The summary is not complete. If Units are offered under this Prospectus in the future, a Prospectus Supplement or any document incorporated by reference, as applicable, will explain the particular terms of those Securities and the extent to which these general provisions may apply. The specific terms of the Units as described in a Prospectus Supplement or any document incorporated by reference, will supplement and, if applicable, may modify or replace the general terms described in this section.

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This summary and any description of Units in the applicable Prospectus Supplement or document incorporated by reference is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable. The Corporation will file each of these documents, as applicable, with the Canadian securities regulators and the SEC and incorporate them by reference as an exhibit to the registration statement of which this Prospectus is a part on or before the time the Corporation issue a series of Units. See “Additional Information” below and “Documents Incorporated by Reference” above for information on how to obtain a copy of a document in respect of offered Units when it is filed.

The applicable Prospectus Supplement or document incorporated by reference may describe:

•	the designation and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the Units or of the Securities composing the Units;

•	whether the Units will be issued in fully registered or global form; and

•	any other terms of the Units.

The applicable provisions described in this section, as well as those described under “Common Shares”, “Warrants”, “Subscription Receipts” and “Debt Securities” above, will apply to each Unit and to each security included in each Unit, respectively.

RISK FACTORS

An investment in the Securities should be considered highly speculative and investors may incur a loss on their investment. Prospective investors should carefully review and consider all of the information disclosed in this Prospectus, including the documents incorporated by reference, and in particular, the risk factors set forth under the heading “Risk Factors” in the Corporation’s 2024 AIF,  in addition to information contained in the  applicable Prospectus Supplement relating to such offering and the information incorporated, or deemed to be incorporated, by reference therein.

No Market for Debt Securities, Warrants or Units

There is currently no market through which Debt Securities, Warrants or Units that may be offered under this Prospectus and any Prospectus Supplement may be sold, and purchasers of such securities may not be able to resell such securities. No assurance can be given that an active or liquid trading market for the Debt Securities, Warrants or Units will develop or, if developed, that such market will be sustained. This may affect the pricing of the Debt Securities, Warrants and Units in the secondary market, the transparency and availability of trading prices and the liquidity of such securities. The public offering prices of the Debt Securities, Warrants and Units may be determined by negotiation between the Corporation and underwriters based on several factors and may bear no relationship to prices at which such securities will trade in the public market subsequent to such offering. See “Plan of Distribution.”

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Metals and Mineral Prices Are Subject to Dramatic and Unpredictable Fluctuations

The market prices of precious metals and other minerals are volatile and cannot be controlled. If the prices of precious metals and other minerals should drop significantly, the economic prospects of the Corporation’s operating mines and projects could be significantly reduced or rendered uneconomic. There is no assurance that even if commercial quantities of ore are discovered, a profitable market may exist for the sale of same. Mineral prices have fluctuated widely, particularly in recent years. The marketability of minerals is also affected by numerous other factors beyond the control of the Corporation, including government regulations relating to royalties, allowable production and importing and exporting of minerals, the effect of which cannot be accurately predicted.

The Corporation has not entered into any hedging arrangements for any of its metal and mineral production. The Corporation may enter into hedging arrangements in the future.

Impact of Global Pandemics on Mining Operations

Mexico was particularly impacted by the COVID-19 pandemic and could be impact by other pandemics in the future. The Corporation’s mining operations were temporarily shut-down from April 2020 until August 2021, as a result of governmental COVID-19 quarantine and containment measures and a labour strike. Although the Corporation takes appropriate measures and safeguards to protect its staff from infection, these events can result in volatility and disruption to supply chains, operations, transportation, and mobility of people, which are beyond the control of the Corporation, and which have had and could continue to adversely affect the availability of components, supplies and materials, labour, interest rates, credit ratings, credit risk, inflation, business operations, financial markets, exchange rates, and other factors material to the Corporation, including in particular, the Corporation’s revenues and concentrate delivery schedule.

Current Global Market Conditions

In recent years, global financial markets have experienced increased volatility, and global financial conditions have been subject to increased instability. Trade wars, import tariffs, Brexit, public protests, rising consumer debt levels, epidemics, pandemics, or outbreaks of new infectious disease or viruses (including most recently, the COVID-19 pandemic), and the risk of sovereign debt defaults in many countries have caused and continue to cause significant uncertainties in the markets. These have a profound impact on the global economy. Many industries, including the mining sector, were impacted by these market conditions. Some of the key impacts of financial market turmoil include contraction in credit markets resulting in a widening of credit risk, devaluations and high volatility in global equity, commodity, foreign exchange and precious metal markets and a lack of market liquidity. Access to financing for mining companies continues to be negatively impacted by liquidity constraints. These factors may impact the ability of the Corporation to obtain equity or debt financing and, if available, to obtain such financing on terms favourable to the Corporation. If these increased levels of volatility and market turmoil continue, the Corporation’s operations and planned growth could be adversely impacted and the trading price of the securities of the Corporation may be adversely affected.

Inaccuracies in Production and Cost Estimates

The Corporation prepares estimates of future production and future production costs for its operations. No assurance can be given that these estimates will be achieved. Production and cost estimates are based on, among other things, the following: the accuracy of mineral resource estimates; the accuracy of assumptions regarding ground conditions and physical characteristics of mineralization, equipment and mechanical availability, labour, and the accuracy of estimated rates and costs of mining and processing. Actual production and costs may vary from estimates for a variety of reasons, including actual mineralization mined varying from estimates of grade, tonnage, dilution and metallurgical and other characteristics, short-term operating factors relating to the mineral resources, such as the need for sequential development of mineralized zones and the processing of new sources or different grades of mineralization; and the risks and hazards associated with mining described below under “Mining Operations and Uninsured Risks”. In addition, there can be no assurance that silver recoveries or other metal recoveries in small scale laboratory tests will be duplicated in larger scale tests under on-site conditions or during production, or that the existing known and experienced recoveries will continue. Costs of production may also be affected by a variety of factors, including variability in grade or dilution, metallurgy, labour costs, costs of supplies and services (such as, fuel and power), general inflationary pressures and currency exchange rates. Failure to achieve production or cost estimates, or increases in costs, could have an adverse impact on the Corporation’s future cash flows, earnings, results of operations and financial condition.

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Uncertainty Regarding Resource Estimates

Only mineral resources have been determined for certain of the Corporation’s properties, and no estimate of reserves on any property has been completed. Resource estimates are based on interpretation and assumptions and may yield less mineral production under actual conditions than estimated. In making determinations about whether to advance any projects to development, the Corporation must rely upon estimated calculations as to the mineral resources and grades of mineralization on its properties. Until mineralized zones are actually mined and processed, mineral resources and grades of mineralization must be considered as estimates only. These estimates are imprecise and depend upon geological interpretation and statistical inferences drawn from drilling and sampling which may prove to be unreliable. The Corporation cannot assure that:

•	resource or other mineralization estimates will be accurate; or

•	mineralization can be mined or processed profitably.

Any material changes in mineral resource estimates and grades of mineralization will affect the economic viability of a mine or a project and its return on capital. The Corporation’s resource estimates have been determined and valued based on assumed future prices, cut-off grades and operating costs that may prove to be inaccurate. Extended declines in market prices for silver and gold may render portions of the Corporation’s mineralization uneconomic and result in reduced reported mineral resources.

Any material reductions in estimates of mineral resources, or of the Corporation’s ability to extract such mineral resources, could have a material adverse effect on the Corporation’s results of operations or financial condition. The Corporation cannot assure that mineral recovery rates achieved in small scale tests will be duplicated in large scale tests under on-site conditions or in production scale.

No Reserves

There are no current estimates of mineral reserves for the Corporation’s current producing mine, the Avino Mine. Estimates of proven and probable mineral reserves, measured and indicated mineral resources, and inferred mineral resources are, to a large extent, based upon detailed geological and engineering analysis. Further, mineral resources that are not mineral reserves have not demonstrated economic viability. At this time, none of the Corporation’s properties have defined ore-bodies with mineral reserves. Due to the uncertainty of inferred mineral resources, there is no assurance that inferred mineral resources will be upgraded to either measured or indicated mineral resources or to proven or probable mineral reserves as a result of continued definition.

The Corporation made decisions to enter into production at the Avino Mine, and the San Gonzalo Mine (which ceased operations in 2019), without having completed final feasibility studies. Accordingly, the Corporation did not base its production decisions on any feasibility studies of mineral reserves demonstrating economic and technical viability of the mines. As a result, there may be increased uncertainty and risks of achieving any particular level of recovery of minerals from the Corporation’s mines or the costs of such recovery. As the Corporation’s mines do not have established reserves, the Corporation faces higher risks that anticipated rates of production and production costs will be achieved, and these risks could have a material adverse impact on the Corporation’s ability to continue to generate anticipated revenues and cash flows to fund operations from and ultimately achieve profitable operations.

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No Assurances Can Be Given We Will Be Profitable in the Future

The Corporation began extracting and processing resources at levels intended by management at the Avino Mine in the third quarter of 2015. For the year ended December 31, 2024 and 2023, we had net income of $8.1 million and $0.5 million, respectively. For the three months ended March 31, 2025 and 2024, we had net income of $5.6 million and $0.6 million, respectively. There is no assurance that our operations will remain profitable in the future.

Because mines have limited lives, the Corporation must continually replace and expand its mineral resources as the Corporation’s mines produce metals. The life-of-mine estimates for the Corporation’s mines are estimates which may vary based on underlying assumptions and parameters. The ability of the Corporation to maintain or increase its annual production of metals and the Corporation’s future growth and productivity will be dependent in significant part on its ability to identify and acquire additional commercially mineable mineral rights, to bring new mines into production, to expand mineral resources at existing mines. Future financial performance is further impacted by the costs and results of continued exploration and potential development programs.

Exploration and Development

The business of exploration and development for minerals involves a high degree of risk and few properties become producing mines. Unprofitable efforts result not only from the failure to discover mineral deposits, but from finding mineral deposits which, though present, are insufficient in quantity and quality to return a profit from production. There is no assurance that the Corporation’s future exploration and development activities will result in any discoveries of commercial bodies of ore. The marketability of minerals acquired or discovered by the Corporation may be affected by numerous factors which are beyond the control of the Corporation and which cannot be accurately predicted, such as market fluctuations, the proximity and capacity of mining facilities, mineral markets and processing equipment, and such other factors as government regulations, including regulations relating to royalties, allowable production, importing and exporting of minerals, and environmental protection, the combination of which factors may result in the Corporation not receiving an adequate return on invested capital.

Market Forces

There is no assurance that, even if commercial quantities of mineral resources are discovered, that these can be sold at a profit. Factors beyond the control of the Corporation may affect the marketability of any mineral occurrences discovered. The price of gold and silver has experienced volatile and significant price movements over short periods of time, and is affected by numerous factors beyond the control of the Corporation, including international economic and political trends, expectations of inflation, currency exchange fluctuations (specifically, the United States dollar relative to the Canadian dollar and other currencies), interest rates and global or regional consumption patterns (such as the development of gold coin programs, and uses in jewelry), speculative activities and increased production due to improved mining and production methods.

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Permitting

Existing and possible future environmental legislation, regulations and actions could give rise to additional expense, capital expenditures, restrictions and delays in the activities of the Corporation, the extent of which cannot be predicted. Regulatory requirements and environmental standards are subject to constant evaluation and may become more restrictive, which could materially affect the business of the Corporation or its ability to develop its properties. Before production can commence on any of its mineral properties, the Corporation must obtain regulatory and environmental approvals. There is no assurance that such approvals will be obtained, or if they are obtained, if they will be granted on a timely basis. The cost of compliance with existing and future governmental regulations has the potential to reduce the profitability of operations or preclude entirely the economic development of the Avino Property.

Permitting of exploration programs in Mexico requires the completion of agreements with the indigenous communities in the vicinity of the project. The timing for the completion of such agreements is unpredictable. The process of obtaining such agreements is also affected by the two-year election cycle for the councils of the indigenous communities.

Mining Operations and Uninsured Risks

Mining operations generally involve a high degree of risk which even a combination of experience, knowledge and careful evaluation may not be able to overcome. The business of mining and exploration is subject to a variety of risks including, but not limited to, fires, power outages, labour disruptions, industrial accidents, flooding, explosions, cave-ins, landslides, environmental hazards, technical failures, and the inability to obtain suitable or adequate machinery, equipment or labour. Such occurrences, against which the Corporation cannot, or may elect not to insure, may delay production, increase production costs or result in liabilities. The payment of such liabilities may have a material adverse effect on the Corporation’s financial position. The economics of developing mineral properties are affected by such factors as the cost of operations, variations in the grade and metallurgy of the ore mined, fluctuations in mineral markets, costs of processing and equipment, transportation costs, government regulations including regulations relating to royalties, allowable production, importing and exporting of mineral product, and environmental protection rules and regulations.

Although the Corporation has stressed proper procedures for the safety of its employees and contractors during mining operations, injuries and death have occurred. During the past nine years, the Corporation has experienced four unrelated fatal accidents at the Avino Property, the most recent of which occurred in April 2023. The Corporation believes that these deaths were attributed to such persons failing to comply with the Corporation’s safety procedures, but no assurance can be given that further injuries will not occur at the Corporation’s mining properties.

Internal Controls over Financial Reporting

As a public company, the Corporation is subject to the reporting requirements of the U.S. Exchange Act and the Sarbanes-Oxley Act of 2002. The U.S. Exchange Act requires, among other things, that the Corporation files annual reports with respect to our business and financial condition. Section 404 of the Sarbanes-Oxley Act requires, among other things, that the Corporation includes a report of our management on our internal control over financial reporting. The Corporation is also required to include certifications of our management regarding the effectiveness of our disclosure controls and procedures. For the fiscal year ended December 31, 2022, our management has concluded that our disclosure controls and procedures and internal control over financial reporting were not effective as a result of material weakness related to the design of management review controls over non-routine transactions, as well as lack of requisite skills or available resources. The Corporation identified and remediated this material weakness in our internal control over financial reporting during 2023 and determined that for the years ended December 31, 2023 and 2024, the Corporations internal controls over financial reporting were effective. If the Corporation cannot effectively and efficiently maintain our controls and procedures and a material weakness exists in the Corporation’s internal control over financial reporting, the Corporation could suffer material misstatements in our financial statements and other information the Corporation reports, and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial and other information. This could lead to a decline in the trading price of our Common Shares.

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Competition

The resource industry is intensely competitive in all of its phases, and the Corporation competes with many companies possessing greater financial resources and technical facilities than itself. Competition could adversely affect the Corporation’s ability to acquire suitable producing properties or prospects for the exploration in the future.

Mineral Tenure

In those jurisdictions where the Corporation has property interests, the Corporation undertakes searches of mining records and obtains title opinions from reputable counsel in accordance with mining industry practices to confirm satisfactory title to properties in which it holds or intends to acquire an interest, but does not obtain title insurance with respect to such properties. The possibility exists that title to one or more of its properties, particularly title to undeveloped properties, might be defective because of errors or omissions in the chain of title, including defects in conveyances and defects in locating or maintaining such claims, prior unregistered agreements or transfers, and title may be affected by undetected defects or native land claims. For unsurveyed mineral claims, the boundaries of such mining claims may be in doubt. The ownership and validity of mining claims are often uncertain and may be contested. The Corporation is not aware of any challenges to the location or area of its mineral claims. There is, however, no guarantee that title to the Corporation’s properties will not be challenged or impugned in the future. The properties may be subject to prior unregistered agreements or transfers.

n the jurisdictions in which the Corporation operates, legal rights applicable to mining concessions are different and separate from legal rights applicable to surface lands; accordingly, title holders of mining concessions in such jurisdictions must agree with surface landowners on compensation in respect of mining activities conducted on such land.

Unauthorized Mining

The mining industry in Mexico is subject to incursions by illegal miners or “lupios” who gain unauthorized access to mines to steal ore mainly by manual mining methods. In addition to the risk of losses and disruption of operations, these illegal miners pose a safety and security risk. The Corporation has taken security measures at its sites to address this issue, and ensure the safety and security of its employees and contractors. These incursions and illegal mining activities can potentially compromise underground structures, equipment and operations, which may lead to production stoppages and impact the Corporation’s ability to meet production goals.

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Commercialization Risk of Development and Exploration Stage Properties and Ability to Acquire Additional Commercially Mineable Mineral Rights

The Corporation’s primary operating mineral property is the Avino Mine. The San Gonzalo Mine was in the production stage under the ownership of the Corporation for more than six years, until operations there ceased during 2019. The Avino Mine commenced production in 2015. The commercial viability of these mines and the decision to place them into commercial production was not established by a feasibility study. The La Preciosa Property is still in the exploration stage of development.

Mineral exploration involves a high degree of risk. There is no assurance that commercially viable quantities of ore will be discovered at the Avino Mine, or any of the Corporation’s other exploration projects, or that its exploration or development projects will be brought into commercial production.

Most exploration projects do not result in the discovery of commercially mineable ore deposits and no assurance can be given that any anticipated level of recovery of ore reserves will be realized or that any identified mineral deposit will ever qualify as a commercially mineable (or viable) ore body which can be legally and economically exploited. Estimates of reserves, resources, mineral deposits and production costs can also be affected by such factors as environmental permitting regulations and requirements, weather, environmental factors, social dynamics in local communities, unforeseen technical difficulties, unusual or unexpected geological formations and work interruptions.

Because mines have limited lives, the Corporation must continually replace and expand its mineral resources as the Corporation’s mines produce metals. The life-of-mine estimates for the Corporation’s mines are estimates which may vary based on underlying assumptions and parameters. The ability of the Corporation to maintain or increase its annual production of metals and the Corporation’s future growth and productivity will be dependent in significant part on its ability to identify and acquire additional commercially mineable mineral rights, to bring new mines into production, to expand mineral resources at existing mines. It is further impacted by the costs and results of continued exploration and potential development programs.

The Corporation’s future growth and productivity will depend, in part, on the ability to identify and acquire additional commercially mineable mineral rights, and on the costs and results of continued exploration and potential development programs. Mineral exploration and development is highly speculative in nature and is frequently non-productive. Substantial expenditures are required to:

•	establish mineral resources through drilling and metallurgical and other testing techniques;

•	determine metal content and metallurgical recovery processes to extract metal from the ore;

•	evaluate the economic viability or feasibility; and,

•	construct, renovate, expand or modify mining and processing facilities.

In addition, if potentially economic mineralization is discovered, it could take several years from the initial phases of exploration until production is possible. During this time, the economic feasibility of production may change. As a result of these uncertainties, there can be no assurance that the Corporation will successfully acquire additional commercially mineable (or viable) mineral rights.

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Qualified Personnel

Recruiting and retaining qualified personnel in the future is critical to the Corporation’s success. As the Corporation explores and develops its Avino Mine and other properties, the need for skilled labour will increase. The number of persons skilled in the exploration and development of mining properties is limited and competition for this workforce is intense. The development of the Avino Mine and other initiatives of the Corporation may be significantly delayed or otherwise adversely affected if the Corporation cannot recruit and retain qualified personnel as and when required.

The Corporation’s growth and viability has depended, and will continue to depend, on the efforts of key management personnel including, but not limited to, David Wolfin, President, Chief Executive Officer and director; Carlos Rodriguez, Chief Operating Officer; and Nathan Harte, Chief Financial Officer. The loss of any key management personnel may have a material adverse effect on the Corporation, its business and its financial position. The Corporation has employment contracts with these employees but does not have key-man life insurance. The Corporation provides these key employees and other employees with long-term incentive compensation, through the form of stock options, grants of restricted share units, and annual bonuses, all of which are designed to provide adequate incentive for them to diligently pursue the business objectives of the Corporation, retain these employees, and align their interests with those of the Corporation’s shareholders.

Sufficiency of Current Capital and Ability to Obtain Financing

The further exploitation, development and exploration of mineral properties in which the Corporation holds interests or which the Corporation acquires may depend upon its ability to obtain equity financing and/or debt financing, to enter into joint ventures or to obtain other means of financing. There is no assurance that the Corporation will be successful in obtaining required financing as and when needed. Volatile precious metals markets may make it difficult or impossible for the Corporation to obtain financing on favourable terms, or at all.

As of December 31, 2024, the Corporation had approximately $31 million in cash and amounts receivable. The Corporation has had a history of negative operating cash flow. While the Corporation considers that it has sufficient capital to support its current operating requirements based on its current capital resources and expected cash flows from ongoing operations, there is a risk that commodity prices decline or other factors may cause the Corporation to be unable to continue generating sufficient cash flows to sustain operations or to be unable to fund planned capital projects, including expansions and potential acquisitions. In addition, the Corporation may require additional capital if the costs of its capital projects are materially greater than the Corporation’s projections.

There is no assurance that the Corporation will be able to obtain additional capital when required. Failure to obtain additional financing on a timely basis may cause the Corporation to postpone acquisitions, expansion, development and exploration plans, or even suspend operations.

Political Risk and Government Regulations

The Corporation’s mining, exploration and development activities are focused in Mexico and Canada, and are subject to national and local laws and regulations, governing prospects, taxes, labour standards, occupational health, land use, environmental protection, mine safety and others which currently or in the future may have a substantial adverse impact on the Corporation. In order to comply with applicable laws, the Corporation may be required to incur significant capital or operating expenditures. Existing and possible future environmental legislation, regulation and action could cause additional expense, capital expenditures, restriction and delays in the activities of the Corporation, the extent of which cannot be reasonably predicted. Violations may require compensation of those suffering loss or damage by reason of the Corporation’s mining activities, and the Corporation may be fined if convicted of an offence under such legislation.

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Mining and exploration activities in Mexico and/or Canada may be affected in varying degrees by political instabilities and government regulations relating to the mining industry. Any changes in regulations or shifts in political conditions are beyond the Corporation’s control and may adversely affect the business. Operations may also be affected to varying degrees by government regulations with respect to restrictions on production, price controls, export controls, income taxes, expropriation of property, environmental legislation and mine safety. The status of Mexico as a developing country may make it more difficult for the Corporation to obtain any required financing for projects. The effect of all these factors cannot be accurately predicted. Notwithstanding the progress achieved in improving Mexican political institutions and revitalizing its economy, the present administration, or any successor government, may not be able to sustain the progress achieved. The Corporation does not carry political risk insurance.

Mexican Foreign Investment and Income Tax Laws

Under the Foreign Investment Law of Mexico, there is no limitation on foreign capital participation in mining operations; however, the applicable laws may change in a way which may adversely impact the Corporation and its ability to repatriate profits. Under Mexican Income Tax Law, dividends are subject to a withholding tax. Corporations with their tax residence in Mexico are taxed on their worldwide income. Mexico levies a value-added tax, known as the IVA, which is an indirect tax levied on the value added to goods and services, and it is imposed on corporations that carry out activities within Mexican territory.

During 2013, the Mexico Senate passed tax reform legislation, which took effect on January 1, 2014. The tax reform includes an increase in the corporate tax rate from 28% to 30%, the introduction of a special mining royalty of 7.5% on the profits derived from the sale of minerals, and the introduction of a mining royalty of 0.5% on the gross income derived from the sale of gold, silver and platinum.

During 2024, the Mexico Senate passed additional tax reform legislation, which took effect on January 1, 2025. The tax reform includes an increase of the special mining royalty of 7.5% to 8.5% on the profits derived from the sale of minerals, and an increase in the mining royalty of 0.5% to 1.0% on the gross income derived from the sale of gold, silver and platinum.

These changes may have a material impact on the Corporation’s future earnings and cash flows, and possibly on future capital investment decisions.

Foreign Corrupt Practices Legislation

The Corporation is subject to the Foreign Corrupt Practices Act (the “FCPA”), the Corruption of Foreign Public Officials Act (Canada) (“CFPOA”), and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by persons and issuers as defined by the statutes, for the purpose of obtaining or retaining business. It is our policy to implement safeguards to discourage these practices by our employees; however, our existing safeguards and any future improvements may prove to be less than effective and our employees, consultants, sales agents or distributors may engage in conduct for which the Corporation might be held responsible. Violations of the FCPA, CFPOA, and/or other laws may result in criminal or civil sanctions and the Corporation may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. The Corporation is also subject to the Extractive Sector Transparency Measures Act (Canada) (“ESTMA”), which requires us to maintain records of specific payments (including taxes, royalties, fees, production entitlements, bonuses, dividends, and infrastructure improvements) to all government entities in Canada and abroad, and to publicly disclose payments of $100,000 or more in any payment category on an annual basis within 150 days of our fiscal year end, to increase transparency and deter corruption in the extractive industry sector.

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Current Global Financial Conditions

Financial markets globally have been subject to increased volatility. Access to financing has been negatively affected by liquidity crises and uncertainty with respect to sovereign defaults throughout the world. These factors may impact the ability of the Corporation to obtain loans and other forms of financing in the future and, if obtained, on terms favourable to the Corporation. If these levels of volatility and market turmoil continue or worsen, the Corporation may not be able to secure appropriate debt or equity financing when needed, any of which could affect the trading price of the Corporation’s securities in an adverse manner.

Dilution

There are a number of outstanding securities and agreements pursuant to which Common Shares of the Corporation may be issued in the future. If these Common Shares are issued, this will result in further dilution to the Corporation’s shareholders. An investor’s equity interest in the Corporation may also be diluted by future equity financings of the Corporation.

Conflicts of Interest

Certain of the Corporation’s directors and officers may continue to be involved in a wide range of business activities through their direct and indirect participation in corporations, partnerships or joint ventures, some of which are in the same business as the Corporation. Situations may arise in connection with potential acquisitions and investments where the other interests of these directors and officers may conflict with the interests of the Corporation. The directors and officers of the Corporation are required by law and the Corporation’s Code of Business Conduct & Ethics to act in the best interests of the Corporation. They may have the same obligations to the other companies and entities for which they act as directors or officers. The discharge by the directors and officers of their obligations to the Corporation may result in a breach of their obligations to these other companies and entities and, in certain circumstances, this could expose the Corporation to liability to those companies and entities. Similarly, the discharge by the directors and officers of their obligations to these other companies and entities could result in a breach of their obligation to act in the best interests of the Corporation. Such conflicting legal obligations may expose the Corporation to liability to others and impair its ability to achieve its business objectives.

In addition, certain securityholders of the Corporation could also have business interests that conflict with the Corporation or those of our other securityholders, which may affect the price of our securities.

Concentration of Customers

The Corporation produces concentrates containing silver and gold. Concentrates are the product of the processing of ore mined by the Corporation at its processing plants. The Corporation sells its concentrates to metals traders and smelters. During the year ended December 31, 2024, a limited number of customers accounted for all of the Corporation’s revenues, of which one customer accounted for more than 50% of revenues. The Corporation believes that a small number of customers will continue to represent a significant portion of its total revenue. However, the Corporation does not consider itself economically dependent upon any single customer or combination of customers due to the existence of other potential metals traders or smelters capable of purchasing the Corporation’s production. There is a risk that the Corporation could be subject to limited smelter availability and capacity, or it may not be able to maintain its current significant customers or secure significant new customers on similar terms, any of which may have a material adverse effect on the Corporation’s business, financial condition, operating results and cash flows.

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Risks Associated with Transportation of Concentrate

The concentrates produced by the Corporation have significant value, and are loaded onto road vehicles for transport to smelters in Mexico or to seaports for export to smelters in foreign markets, such as Europe and Asia, where the metals are extracted. The geographic location of the Corporation’s operating mines in Mexico and trucking routes taken through the country to the smelters and ports for delivery, give rise to risks including concentrate theft, roadblocks and terrorist attacks, losses caused by adverse weather conditions, delays in delivery of shipments, and environmental liabilities in the event of an accident or spill.

Theft of Concentrate

In addition, the Corporation may have significant concentrate inventories at its facilities or on consignment at other warehouses awaiting shipment. The Corporation has taken steps to secure its concentrate, whether in storage or in transit. The Corporation has insurance coverage for its inventory while in transit; however, recovery of the full market value may not always be possible. Despite these risk mitigation measures, there remains a continued risk that theft of concentrate may have a material impact on the Corporation’s financial results.

Acquisition Strategy

As part of Avino’s business strategy, the Corporation has made acquisitions in the past and continues to seek new acquisition opportunities. The opportunities sought by the Corporation include operating mines, and advanced exploration and development opportunities, with a primary focus on silver and/or gold. As a result, the Corporation may from time to time acquire additional mineral properties or securities of issuers which hold mineral properties. In pursuit of such opportunities, the Corporation may fail to select appropriate acquisition candidates or negotiate acceptable arrangements, including arrangements to finance acquisitions or integrate the acquired businesses and their personnel into the Corporation, and may fail to assess the value, strengths, weaknesses, contingent and other liabilities and potential profitability of acquisition candidates, or to achieve identified and anticipated operating and financial results. Acquisitions may result in unanticipated costs, diversion of management attention from existing businesses, and the potential loss of the Corporation’s key employees or of those of the acquired business. The Corporation cannot assure that it can complete any acquisition or business arrangement that it pursues, or is pursuing, on favourable terms, or that any acquisitions or business arrangements completed will ultimately benefit the Corporation. Acquisitions may involve a number of special risks, circumstances or legal liabilities. These and other risks related to acquiring and operating acquired properties and companies could have a material adverse effect on the Corporation’s results of operations and financial condition. Further, to acquire properties and companies, the Corporation may be required to use available cash, incur debt, issue additional securities or a combination of any of these. This could affect the Corporation’s future flexibility and ability to raise capital, to operate, explore and develop its properties and could dilute existing shareholders and decrease the price of the Common Shares. There may be no right or ability for the Corporation’s shareholders to evaluate the merits or risks of any future acquisition undertaken by the Corporation, except as required by applicable laws and regulations.

Community Relations and Social License to Operate

The Corporation’s relationship with the communities in which it operates is critical to ensure the future success of its existing operations and the construction and development of its projects. While the Corporation’s relationships with the communities in which it operates are believed to be strong, there is an increasing level of public concern relating to the perceived effect of mining activities on the environment and on communities impacted by such activities. Certain non-governmental organizations (“NGOs”), some of which oppose globalization and resource development, are often vocal critics of the mining industry and its practices. Publicity generated by such NGOs or others related to extractive industries generally, or its operations specifically, could have an adverse effect on the Corporation’s reputation or financial condition and may impact its relationship with the communities in which it operates. While the Corporation believes that it operates in a socially responsible manner, there is no guarantee that the Corporation’s efforts in this respect will mitigate this potential risk.

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Volatility of the Price of the Securities

Trading prices of Avino’s securities may fluctuate in response to a number of factors, many of which are beyond the control of the Corporation. In addition, the stock market in general, and the market for gold and silver mining companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such companies. These broad market and industry factors may adversely affect the market price of the Corporation’s securities, regardless of operating performance.

In the past, securities class-action litigation has often been instituted following periods of volatility in the market price of securities of other companies. Such litigation, if instituted against the Corporation, could result in substantial costs and a diversion of management’s attention and resources.

Shareholder Activism

Shareholder activism is on the rise in North America. Shareholder activism could result in substantial costs and a diversion of management’s attention and resources. Shareholder activism can also taint the Corporation’s reputation, which may have negative effects on the Corporation and all of its stakeholders. There is no guarantee that the Corporation will not be the subject of shareholder activism in the future, nor that the Corporation would be successful in defending itself and shareholder interests against shareholder activists.

Substantial Decommissioning and Reclamation Costs

The Corporation reviews and reassesses its reclamation obligations at each of its mines based on updated mine life estimates, rehabilitation and closure plans. As of December 31, 2024, the Corporation had a provision for approximately $2.1 million on its Consolidated Statement of Financial Position for the estimated present value of future reclamation and remediation associated with the expected retirement of its mineral properties, plant, and equipment. The present value of these reclamation provisions may be subject to change as a result of management’s estimates of ultimate decommissioning and reclamation costs, changes in the remediation technology or changes to applicable laws, regulations and interest rates. Such changes will be recorded in the accounts of the Corporation as they occur.

The costs of performing the decommissioning and reclamation must be funded by the Corporation’s operations. These costs can be significant and are subject to change. The Corporation cannot predict what level of decommissioning and reclamation may be required in the future by regulators. If the Corporation is required to comply with significant additional regulations or if the actual cost of future decommissioning and reclamation is significantly higher than current estimates, this could have an adverse impact on the Corporation’s future cash flows, earnings, results of operations and financial condition.

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Officers and Directors Are Indemnified Against All Costs, Charges and Expenses Incurred by Them

The Corporation’s Articles contain provisions limiting the liability of its officers and directors for all acts, receipts, neglects or defaults of themselves and all of the other officers or directors for any other loss, damage or expense incurred by the Corporation which happen in the execution of the duties of such officers or directors. Such limitations on liability may reduce the likelihood of derivative litigation against the Corporation’s officers and directors and may discourage or deter shareholders from suing the officers and directors based upon breaches of their duties to the Corporation, though such an action, if successful, might otherwise benefit the Corporation and its shareholders.

Enforcement of Legal Actions or Suits

It may be difficult to enforce suits against the Corporation or its directors and officers. The Corporation is organized and governed under the BCBCA and is headquartered in British Columbia, Canada. Most of the Corporation’s directors and most officers are residents of Canada, and all of the Corporation’s assets are located outside of the United States. Consequently, it may be difficult for United States investors to realize in the United States upon judgments of United States courts predicated upon civil liabilities under the U.S. Exchange Act. There is substantial doubt whether an original action could be brought successfully in Canada against any of such persons predicated solely upon such civil liabilities.

Credit and Counterparty Risk

Credit risk is the risk of financial loss if a customer or counterparty fails to meet its contractual obligations. The Corporation’s credit risk relates primarily to cash and cash equivalents, trade receivables in the ordinary course of business, and value added tax refunds primarily due from the Mexican taxation authorities, and other receivables. The Corporation sells and receives payment upon delivery of its concentrates primarily through international organizations. These are generally large and established organizations with good credit ratings. Payments of receivables are scheduled, routine and received within the specific terms of the contract. If a customer or counterparty does not meet its contractual obligations, or if they become insolvent, the Corporation may incur losses for products already shipped and be forced to sell greater volumes of concentrate than intended in the spot market, or there may be no market for the concentrates, and the Corporation’s future operating results may be materially adversely impacted as a result.

Liquidity Risk

Liquidity risk is the risk that the Corporation will not be able to meet its financial obligations as they arise. The Corporation has a planning and budgeting process in place to help determine the funds required to support the Corporation’s normal operating requirements on an ongoing basis and its expansion plans. As of December 31, 2024, the Corporation had net working capital (current assets in excess of current liabilities) of $25 million, including approximately $27 million in cash. The Corporation believes it has sufficient net working capital to meet operating requirements as they arise for at least the next twelve months, but there can be no assurance that a sudden significant decrease in silver prices (and, to a lesser extent, copper and gold prices), or an unforeseen liability, or other matter affecting the operations of the business might arise which will have a material impact on the Corporation’s sufficiency of cash reserves to meet operating requirements. In addition, a large acquisition or significant change in capital plans could significantly change the cash and working capital required by the Corporation.

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Dilution of Shareholders’ Interests as a Result of Issuance of Incentive Stock Options or RSU’s to Employees, Directors, Officers and Consultants

The Corporation has granted, and in the future may grant, to directors, officers, insiders, employees, and consultants, options to purchase Common Shares, and RSUs, as non-cash incentives to those persons. Such options have been, and may in future be, granted at exercise prices equal to market prices, or at such prices as allowable under the policies of the TSX. The issuance of additional shares will cause existing shareholders to experience dilution of their ownership interests. As of December 31, 2024, there were outstanding share options exercisable into 7,675,000 Common Shares, and RSU’s outstanding for the issuance of a further 3,540,868 Common Shares which, if vested and exercised or issued, would represent approximately 7.98% of the Corporation’s issued and outstanding shares. If all of these share options, warrants and RSU’s are exercised and issued, such issuance will also cause a reduction in the proportionate ownership and voting power of all other shareholders. The dilution may result in a decline in the market price of the Corporation’s shares.

Certain Provisions of Organizational Documents May Discourage Takeovers And Business Combinations that Our Shareholders May Consider In Their Best Interests, Which Could Negatively Affect Our Stock Price.

Certain provisions of our Articles of Incorporation (“Articles”) may have the effect of delaying or preventing a change in control of our Corporation or deterring tender offers for our Common Shares that other shareholders may consider in their best interests.

Our Articles authorize us to issue an unlimited number of Common Shares. Shareholder approval is not necessary to issue our Common Shares. Issuance of these Common Shares could have the effect of making it more difficult and more expensive for a person or group to acquire control of us, and could effectively be used as an anti-takeover device, subject to applicable securities legislation.

Our Articles provide for an advance notice procedure for shareholders to nominate director candidates for election or to bring business before an annual meeting of shareholders, including proposed nominations of persons for election to our board of directors, and require that special meetings of shareholders be called by the board or shareholders who hold at least 5% of the total issued and outstanding shares.

Factors Beyond the Corporation’s Control

There are a number of factors beyond the Corporation’s control. These factors include, but are not limited to, changes in government regulation, political changes, high levels of volatility in metal prices, availability of markets, pandemics (including the current COVID-19 pandemic), epidemics, and quarantines, availability of adequate labour, transportation and smelting facilities, availability of capital, environmental factors and catastrophic risks, and amendments to existing taxes and royalties. These factors and their effects cannot be accurately predicted.

Environmental and Health and Safety Risks

The Corporation’s operations are subject to environmental regulations promulgated by government agencies from time to time. There is no assurance that environmental regulations will not change in a manner that could have an adverse effect on the Corporation’s financial condition, liquidity or results of operations, and a breach of any such regulation may result in the imposition of fines and penalties.

Environmental legislation is constantly expanding and evolving in ways that impose stricter standards and more rigorous enforcement, with higher fines and more severe penalties for non-compliance, and increased scrutiny of proposed projects. There is an increased level of responsibility for companies, and trends towards criminal liability for officers and directors for violations of environmental laws, whether inadvertent or not. The cost of compliance with changes in governmental regulations has the potential to reduce the profitability of the Corporation’s operations.

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Exploration activities and/or the pursuit of commercial production from the Corporation’s mineral claims may be subject to an environmental review process under environmental assessment legislation. Compliance with an environmental review process may be costly and may delay commercial production. Furthermore, there is the possibility that the Corporation would not be able to proceed with commercial production upon completion of the environmental review process if government authorities do not approve the proposed mine, or if the costs of compliance with government regulation adversely affect the commercial viability of the proposed mine.

The development and operation of a mine involves significant risks to personnel from accidents or catastrophes such as rock-falls, fires, explosions or collapses. These risks could result in damage or destruction of mineral properties, production facilities, casualties, personal injury, environmental damage, mining delays, increased production costs, monetary losses and legal liability. The Corporation may not be able to obtain insurance to cover these risks at economically feasible premiums. Insurance against certain environmental risks, including potential liability for pollution and other hazards as a result of the disposal of waste products occurring from production, is not generally available to companies within the mining industry. The Corporation may be materially adversely affected if it incurs losses related to any significant events that are not covered by its insurance policies.

The Corporation has safety programs in place and continues to make further improvements. Safety meetings with employees and contractors are held on a regular basis to reinforce standards and practices. Despite these programs, the Corporation has experienced four unrelated fatal accidents at the Avino Mine over the past nine years. While these fatalities did not materially affect operations, the Corporation considers health and safety of its workers, and others in the communities in which it operates, to be a top priority. In this regard, the Corporation is continually seeking to minimize the risk of safety incidents. The Corporation also reviews its insurance coverage on an annual basis to maintain its adequacy and relevancy.

Risks Which Cannot Be Insured

The Corporation maintains appropriate insurance for liability and property damage; however, the Corporation may be subject to liability for hazards that cannot be insured against, which, if such liabilities arise, could impact profitability and result in a decline in the value of the Corporation’s securities. The Corporation’s operations may involve the use of dangerous and hazardous substances; however, extensive measures are taken to prevent discharges of pollutants in the ground water and the environment. Although the Corporation will maintain appropriate insurance for liability and property damage in connection with its business, the Corporation may become subject to liability for hazards that cannot be insured against or which the Corporation may elect not to insure itself against due to high premium costs or other reasons. In the course of mining and exploration of mineral properties, certain risks and, in particular, unexpected or unusual geological operating conditions including rock bursts, cave-ins, fires, flooding and earthquakes, may occur. It is not always possible to fully insure against such risks and the Corporation may decide not to take out insurance against such risks as a result of high premiums or other reasons.

Fluctuations in the Price of Consumed Commodities

Prices and availability of commodities or inputs consumed or used in connection with exploration, development and mining, such as diesel, oil, electricity, chemicals and reagents, fluctuate and affect the costs of production at the Corporation’s operations. These fluctuations can be unpredictable, can occur over short periods of time and may have a materially adverse impact on operating costs or the timing and costs of various projects.

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Fluctuation in Foreign Currency Exchange Rates

The Corporation maintains bank accounts in Canadian dollars, U.S. dollars and Mexican pesos. The Corporation earns revenue in U.S. dollars while its costs are incurred in Canadian dollars, U.S. dollars and Mexican pesos. An appreciation in the Mexican peso and/or Canadian dollar against the U.S. dollar will increase operating and capital expenditures as reported in U.S. dollars. A decrease in the Canadian dollar and/or the Mexican peso against the U.S. dollar will result in a loss to the Corporation to the extent that the Corporation holds funds in Canadian dollars and/or Mexican peso. The Corporation is using hedging instruments in managing its foreign exchange risk between the U.S. dollar and the Mexican peso. Such hedging instruments can also be subject to material gains and losses.

PRIOR SALES

Common Shares

The following table summarizes details of the Common Shares issued by the Corporation during the 12-month period prior to the date of this Prospectus:

Month Issued	Number of Securities	Security	Price per Security ($)(1)(2)(3)
May 2024	595,000 (1) 345,000 (1) 140,000 (1) 27,495 (1) 67,705 (1) 250,000 (1) 96,000 (1) 7,500 (1) 20,000 (3) 48,000 (3) 10,000 (3)	Common Shares Common Shares Common Shares Common Shares Common Shares Common Shares Common Shares Common Shares Common Shares Common Shares Common Shares	0.9523 1.0618 1.0662 1.0309 1.0475 1.0779 1.0775 1.0800 0.79 0.79 0.79
June 2024	126,800 (1) 25,000 (3)	Common Shares Common Shares	1.0591 0.78

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July 2024	80,000 (1) 15,000 (1) 34,300 (1) 10,000 (3) 18,750 (3) 48,000 (3) 15,000 (3) 30,000 (3) 25,000 (3)	Common Shares Common Shares Common Shares Common Shares Common Shares Common Shares Common Shares Common Shares Common Shares	1.1118 1.1100 1.0824 0.78 0.78 0.79 0.78 0.78 1.12
August 2024	2,047(1) 1,100 (1)	Common Shares Common Shares	1.0800 1.05
September 2024	5,900 (1) 100,000 (1) 14,490 (1) 5,000 (3) 20,000 (3) 37,500 (3) 20,000 (3) 15,000 (3) 18,750 (3) 25,000 (3) 30,000 (3) 25,000 (3) 45,000 (3) 10,000 (3) 10,000 (3) 30,000 (3)

Common Shares

Common Shares

Common Shares

Common Shares

Common Shares

Common Shares

Common Shares

Common Shares

Common Shares

Common Shares

Common Shares

Common Shares

Common Shares

Common Shares

Common Shares

Common Shares

1.2104 1.1943 1.2076 0.78 1.12 0.78 1.12 0.78 0.78 1.12 1.20 0.78 0.78 0.78 1.12 1.20

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October 2024

17,000 (1)

98,500 (1)

137,000 (1)

102,000 (1)

32,200 (1)

51,100 (1)

310,100 (1)

185,000 (1)

111,000 (1)

50,000 (1)

176,000 (1)

70,000 (1)

657,600 (1)

868,000 (1)

605,000 (1)

413,000 (1)

192,000 (1)

36,000 (1)

58,000 (1)

118,600 (1)

37,500 (3)

40,000 (3)

25,000 (3)

25,000 (3)

100,000 (3)

100,000 (3)

50,000 (3)

62,500 (3)

50,000 (3)

45,000 (3)

55,000 (3)

30,000 (3)

62,500 (3)

20,000 (3)

Common Shares

Common Shares

Common Shares

Common Shares

Common Shares

Common Shares

Common Shares

Common Shares

Common Shares

Common Shares

Common Shares

Common Shares

Common Shares

Common Shares

Common Shares

Common Shares

Common Shares

Common Shares

Common Shares

Common Shares

Common Shares

Common Shares

Common Shares

Common Shares

Common Shares

Common Shares

Common Shares

Common Shares

Common Shares

Common Shares

Common Shares

Common Shares

Common Shares

Common Shares

1.1206

1.1075

1.1517

1.1434

1.1093

1.1126

1.1758

1.2152

1.2115

1.2203

1.2606

1.2537

1.3444

1.4436

1.4663

1.4967

1.4793

1.4907

1.4539

1.4564

0.78

1.20

1.12

1.12

1.20

1.12

0.78

1.12

1.64

1.20

1.20

1.20

1.12

1.20

November 2024	25,000 (3)	Common Shares	1.12
December 2024	10,000 (3) 2,500 (3)	Common Shares Common Shares	1.12 0.78

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January 2025	10,000 (3) 25,000 (3) 18,750 (3)	Common Shares Common Shares Common Shares	0.78 0.78 0.78
February 2025	30,000 (3) 100,000 (3) 50,000 (3) 10,000 (3) 25,000 (3) 50,000 (3) 15,000 (3) 37,500 (3)	Common Shares Common Shares Common Shares Common Shares Common Shares Common Shares Common Shares Common Shares	1.64 1.64 1.64 1.20 1.64 1.64 0.78 0.78
March 2025	10,000 (3) 25,000 (3) 50,000 (3) 50,000 (3) 20,000 (3) 17,331 (3) 50,000 (3) 25,000 (3) 100,000 (3) 50,000 (3) 25,000 (3) 1,300 (1) 334,989 (2)	Common Shares Common Shares Common Shares Common Shares Common Shares Common Shares Common Shares Common Shares Common Shares Common Shares Common Shares Common Shares Common Shares	1.20 1.64 1.64 1.20 1.64 1.64 1.64 0.92 1.64 1.64 0.78 2.00 2.63
April 2025	368,366 (2) 225,000 (2) 379,941 (2) 10,200 (1) 224,454 (1) 15,100 (1) 47,500 (3) 492,300 (1) 27,600 (1) 61,346 (1) 169,000 (1) 486,200 (1) 50,800 (1) 463,000 (1) 50,000 (3)

Common Shares

Common Shares

Common Shares

Common Shares

Common Shares

Common Shares

Common Shares

Common Shares

Common Shares

Common Shares

Common Shares

Common Shares

Common Shares

Common Shares

Common Shares

2.65 2.52 2.52 2.02 2.00 2.02 0.96 2.04 2.02 2.06 2.01 2.16 2.14 2.17 0.95
May 2025	Nil	Nil	Nil

(1)	Issued pursuant to an ATM Distribution in the U.S. and are quoted in US dollars
(2)	Issued pursuant to the vesting of RSUs and are quoted in Canadian dollars.
(3)	Issued pursuant to the exercise of incentive stock options and are quoted in Canadian dollars.

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Warrants

The Corporation has not issued any share purchase warrants during the 12-month period prior to the date of this Prospectus.

Stock Options

The Corporation has in effect a stock option plan (the “2024 Stock Option Plan”), further details of which is provided in the Circular. The following table summarizes details of the stock options granted by the Corporation under the 2024 Stock Option Plan during the 12-month period prior to the date of this Prospectus:

Month Grant	Number of Securities	Security	Exercise Price per Security (CDN$)
April 9, 2025(1)	2,397,000	Stock Options	2.11

(1)	Each option is exercisable for one Common Share until April 9, 2030.

Restricted Share Units (“RSU’s”)

The Corporation has in effect an RSU plan (the “2018 RSU Plan”), further details of which is provided in the Circular. The following table summarizes details of the RSUs granted by the Corporation under the 2018 RSU Plan during the 12-month period prior to the date of this Prospectus:

Month Grant	Number of Securities	Security	Exercise Price per Security (CDN$)
April 9, 2025(1)	1,476,000	RSUs	N/A

(1)

Each RSU is exercisable for one Common Share, subject to vesting conditions. RSUs granted above will vest at the rate of 1/3 annually for a period of three years from the grant date, until fully vested.

TRADING PRICE AND VOLUME

Our Common Shares are listed on the NYSE American and on the TSX under the symbol ASM. The following sets forth the high and low prices expressed in U.S. Dollars on the NYSE American and in Canadian dollars on the TSX for the past full twelve (12) months and through May 12, 2025 and for each quarter for the past fiscal year.

	NYSE AMERICAN		TSX
	($US)		($C)
	High	Low	High	Low
Last Twelve Months To May 12, 2025	2.62	2.09	3.66	2.89
April 2025	2.22	1.37	3.08	1.95
March, 2025	2.00	1.17	2.86	1.71
February 2025	1.53	1.15	2.15	1.66
January 2025	1.29	0.88	1.87	1.27
December 2024	1.20	0.85	1.67	1.23
November 2024	1.32	1.02	1.83	1.45
October 2024	1.56	1.09	2.15	1.45
September 2024	1.24	0.90	1.66	1.23
August 2024	1.08	0.83	1.48	1.16
July 2024	1.13	0.88	1.54	1.19
June 2024	1.08	0.86	1.48	1.18
May 2024	1.12	0.70	1.53	0.94

For the Quarter Ended
March 31, 2025	2.00	0.88	2.86	1.27
December 31, 2024	1.56	0.85	2.15	1.23
September 30, 2024	1.24	0.83	1.66	1.16
June 30, 2024	1.12	0.64	1.53	0.85

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CERTAIN INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement will describe certain Canadian federal income tax consequences to investors described therein of acquiring Securities, including, in the case of an investor who is not a resident of Canada (for purposes of the Income Tax Act (Canada)), if applicable, whether payment of principal, premium, if any, and interest will be subject to Canadian non-resident withholding tax.

The applicable Prospectus Supplement will also describe certain United States federal income tax consequences of the acquisition, ownership and disposition of Securities by an initial investor who is a “U.S. person” (within the meaning of the United States Internal Revenue Code), if applicable, including, to the extent applicable, any such consequences relating to Securities payable in a currency other than the United States dollar, issued at an original issue discount for United States federal income tax purposes or containing early redemption provisions or other special terms.

INTEREST OF EXPERTS

Mr. Michael F. O’Brien, P. Geo., M.Sc. Pr.Sci.Nat., FAusIMM, FSAIMM, of Red Pennant Communications Corp., and Mr. Hassan Ghaffari, P. Eng., M.A.Sc., and Mr. Jianhui (John) Huang, Ph.D., P. Eng., both of Tetra Tech Canada Inc., are “qualified persons” as defined by NI 43-101, and they prepared the Avino Report, which is referred to herein. As at the date hereof, neither of Messrs. O’Brien, Ghaffari, nor Huang is a shareholder of the Corporation.

Peter Latta, P. Eng., MBA, Vice President, Technical Services of the Company , who is a non-independent “qualified person” for the purposes of NI 43-101, is responsible for reviewing and approving certain information of a scientific or technical nature relating to the Avino Mine contained in this Prospectus and in the 2024 AIF, the 2024 Annual MD&A and the 2025 Q1 MD&A which is incorporated by reference in this Prospectus. As at the date hereof, Mr. Latta is the registered or beneficial owner of 191,900 Common Shares, 500,000 stock options exercisable to acquire 500,000 Common Shares and 216,000 Restricted Share Units to acquire 216,000 Common Shares.

The Corporation’s auditors, Deloitte LLP, were the auditors of the Corporation for the year ended December 31, 2024 and are independent of the Corporation within the meaning of the rules of professional conduct of the Chartered Professional Accountants of British Columbia and within the meaning of the U.S. Securities Act of 1933, as amended, and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States).

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LEGAL MATTERS

Certain Canadian legal matters relating to the offering will be passed upon by Cozen O’Connor LLP, on behalf of the Corporation. As at the date hereof, the shareholders and associates of Cozen O’Connor LLP as a group, own, directly or indirectly, less than 1% of the Common Shares of the Corporation.

Certain U.S. legal matters relating to the offering will be passed upon by Lewis Brisbois Bisgaard & Smith LLP, on behalf of the Corporation. As at the date hereof, the shareholders and associates of Lewis Brisbois Bisgaard & Smith LLP, as a group, own, directly or indirectly, less than 1% of the Common Shares of the Corporation.

As at the date hereof, no partner or associate, as applicable, of the aforementioned companies and limited liability partnerships or persons indicated above are currently expected to be elected, appointed or employed as a director, officer or employee of the Corporation or any associate or affiliate of the Corporation.

AUDITORS, TRANSFER AGENT AND REGISTRAR

The auditors of the Corporation for the fiscal year ended December 31, 2024 are Deloitte LLP, Vancouver, British Columbia, Canada.

The registrar and transfer agent of the Corporation is Computershare Trust Company of Canada Inc., Vancouver, British Columbia, Canada.

ADDITIONAL INFORMATION

The Corporation has filed with the SEC a registration statement on Form F-10 relating to the Securities. This Prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. Statements included or incorporated by reference in this Prospectus about the contents of any contract, agreement or other documents referred to herein are not necessarily complete, and in each instance you should refer to the exhibits for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

The Corporation is subject to the information requirements of the U.S. Exchange Act and applicable Canadian securities legislation and, in accordance therewith, file reports and other information with the SEC and with the securities regulators in Canada. Under MJDS adopted by the United States and Canada, documents and other information that the Corporation files with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States. As a foreign private issuer within the meaning of rules made under the U.S. Exchange Act, the Corporation is exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and the Corporation’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. In addition, the Corporation is not required to publish financial statements as promptly as United States companies.

You may read and download the documents that the Corporation has filed with the SEC at www.sec.gov. You may read and download any public document that the Corporation has filed with the Canadian securities regulatory authorities under the Corporation’s profile on the SEDAR+ website at www.sedarplus.ca.

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ENFORCEABILITY OF CIVIL LIABILITIES AGAINST NON-U.S. PERSONS

The Corporation is a corporation existing under the Business Corporations Act (British Columbia). Most of the Corporation’s directors and officers, and some or all of the experts named in this Prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets, and substantially all of the Corporation’s assets, are located outside the United States. The Corporation has appointed an agent for service of process in the United States, but it may be difficult for holders of Common Shares who reside in the United States to affect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of Common Shares who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon the Corporation’s civil liability and the civil liability of its directors, officers and experts under the United States federal securities laws.

The Corporation filed with the SEC, concurrently with its registration statement on Form F-10 of which this Prospectus is a part, an appointment of agent for service of process on Form F-X. Under Form F-X, the Corporation appointed Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168, as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Corporation in a United States court arising out of or related to or concerning the offering of the Securities under this Prospectus.

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PART II - INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification

We are subject to the provisions of the Business Corporations Act (British Columbia) (the “Act”). Subject to the provisions of the Act and any restrictions thereunder, our Articles of Incorporation (the “Articles”) provide that (a) we must indemnify a director, former director or alternate director of the Corporation and his or her heirs and legal personal representatives against all judgment, penalty or fine awarded or imposed to which such person is or may be liable, by reason of the eligible party being or having been a director or alternate director of the Corporation, and (b) we may indemnify any person under our Articles. We may, and do, maintain a policy of insurance for the benefit of directors, officers and employees against liability incurred by such individual acting in their capacity as a director, officer or employee as permitted by our Articles and the Act.

Under Section 160 of the Act, we may, subject to Section 163 of the Act, indemnify an individual who:

•	is or was a director or officer of our Corporation;

•	is or was a director or officer of another corporation (i) at a time when such corporation is or was an affiliate of our Corporation; or (ii) at our request; or

•	at our request, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity;

and includes the heirs and personal or other legal representatives of that individual (collectively, an “eligible party”), against a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, a proceeding (an “eligible penalty”) in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of our Corporation or an associated corporation, or holding or having held a position equivalent to that of a director or officer of, our Corporation or an associated corporation (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding (an “eligible proceeding”) to which the eligible party is or may be liable and we may, subject to section 163 of the Act, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding.

Under Section 161 of the Act, and subject to Section 163 of the Act, we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the Act, and subject to Section 163 of the Act, we may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of the proceeding, provided that we must not make such payments unless we first receive from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under Section 163, the eligible party will repay the amounts advanced.

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Under Section 163 of the Act, we must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party in respect of that proceeding under Sections 160, 161 or 162 of the Act, as the case may be, if any of the following circumstances apply:

•

if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, we were prohibited from giving the indemnity or paying the expenses by our Articles;

•

if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, we are prohibited from giving the indemnity or paying the expenses by our Articles;

•

if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of our Corporation or the associated corporation, as the case may be; or

•

in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of the Corporation or by or on behalf of an associated corporation, we must not either indemnify the eligible party against eligible penalties to which the eligible party is or may be liable, or pay the expenses of the eligible party under Sections 160, 161 or 162 of the Act, as the case may be, in respect of the proceeding.

Under Section 164 of the Act, the Supreme Court of British Columbia (the “Court”)may, on application of our Corporation or an eligible party:

•	order us to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

•	order us to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

•	order the enforcement of, or payment under, an agreement of indemnification entered into by us;

•	order us to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the Act; or

•	make any other order the Court considers appropriate.

Section 165 of the Act provides that we may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Corporation or an associated corporation.

Under the Act, the Articles may affect our power or obligation to give an indemnity or pay expenses to the extent that the Articles prohibit giving the indemnity or paying the expenses. As indicated above, this is subject to the overriding power of the Court under Section 164 of the Act.

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been informed that, in the opinion of the U.S. Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Exhibits Number	Description

4.1

Annual Information Form for the fiscal year ended December 31, 2024 (incorporated by reference to Exhibit 99.1 of Form 40-F for the fiscal year ended December 31, 2024 filed with the SEC on March 12, 2025)

4.2

Audited Consolidated Financial Statements of the Corporation for the years ended December 31, 2024 and 2023, together with the notes thereto and the auditor’s report thereon (incorporated by reference to Exhibit 99.2 of Form 40-F for the fiscal year ended December 31, 2024 filed with the SEC on March 12, 2025)

4.3

Management’s Discussion and Analysis of the financial condition and results of operations of the Corporation for the year ended December 31, 2024 (incorporated by reference to Exhibit 99.3 of Form 40-F for the fiscal year ended December 31, 2024 filed with the SEC on March 12, 2025)

4.4

The unaudited condensed consolidated interim financial statements for the three months ended March 31, 2025, together with the notes thereto (incorporated by reference to Exhibit 99.1 to Form 6-K filed with the SEC on May 13, 2025)

4.5	Management’s discussion and analysis for the three months ended March 31, 2025 (incorporated by refence to Exhibit 99.2 to Form 6-K filed with the SEC on May 13, 2025)

4.6

Notice of Annual General and Special Meeting and Information Circular in connection with our Annual General and Special Meeting (Incorporated by reference to Exhibit 99.1 to Form 6-K for April filed with the SEC on April 30, 2025)

4.7

NI 43-101 Technical Report dated February 5, 2024: Oxide Tailings Project Prefeasibility Study for the Avino Property, Durango, Mexico (Incorporated by reference to Exhibit 99.1 to Form 6-K filed with the SEC on March 21, 2024)

5.1	Consent of Deloitte LLP

5.2	Consent of Mr. Hassan Ghaffari, P. Eng., M.A.Sc., of Tetra Tech Canada Inc.

5.3	Consent of Mr. Jianhui (John) Huang, Ph.D., P. Eng., of Tetra Tech Canada Inc.

5.4	Consent of Mr. Junjie (Jay) P Eng., of Tetra Tech Canada Inc.

5.5	Consent of Mr. Michael F. O’Brien, P. Geo., M.Sc. Pr.Sci.Nat., FAusIMM, FSAIMM, of Red Pennant Geoscience Corp.

5.6	Peter Latta, P. Eng., MBA

6.1	Power of Attorney (set forth on signature page to the Registration Statement)

107	Filing Fee

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PART III - UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

ITEM 1. UNDERTAKING

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the Securities registered pursuant to Form F-10 or to transactions in said Securities.

ITEM 2. CONSENT TO SERVICE OF PROCESS

A written Appointment of Agent for Service of Process and Undertaking on Form F-X for the Registrant and its agent for service of process is being filed concurrently herewith.

Any change to the name and address of agent for service of the Registrant will be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Country of Canada, on May 13, 2025.

Avino Silver & Gold Mines Ltd.

By:	/s/ David Wolfin
David Wolfin, Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, David Wolfin and Nathan Harte, and each them severally, his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 467(b) promulgated under the Securities Act, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that each of said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ David Wolfin	May 13, 2025
David Wolfin, Director
Chief Executive Officer
(Principal Executive Officer)

/s/ Nathan Harte	May 13, 2025
Nathan Harte, Chief Financial Officer
(Principal Financial and Accounting Officer)

/s/ Peter Bojtos	May 13, 2025
Peter Bojtos, Chairman

/s/ Ronald Andrews	May 13, 2025
Ronald Andrews, Director

/s/ Carolina Ordonez	May 13, 2025
Carolina Ordonez Director

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form F-10 has been signed by the undersigned, solely in its capacity as the duly authorized representative of the Registrant in the United States, on  May 13, 2025.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President, on behalf of Cogency
Global Inc.

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